                                                                   EXHIBIT 99.1


                                                               [EXECUTION COPY]

                                 $1,000,000,000

                               CREDIT AGREEMENT,

                         dated as of October 10, 2000,

                                     among

                                   UST INC.,

                                as the Borrower,

                VARIOUS FINANCIAL INSTITUTIONS FROM TIME TO TIME
                                PARTIES HERETO,

                                as the Lenders,

                            THE BANK OF NOVA SCOTIA,
                  as the Administrative Agent for the Lenders

                                      and

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                    as the Syndication Agent for the Lenders

                                      and

                       CREDIT LYONNAIS, NEW YORK BRANCH,

                                      and

                             THE FUJI BANK, LIMITED
                   as Co-Documentation Agents for the Lenders

                                      and

                          THE BANK OF NOVA SCOTIA and
                      GOLDMAN SACHS CREDIT PARTNERS L.P.,

                  as Co-Lead Arrangers and Joint Book Runners.

                               TABLE OF CONTENTS

Section                                                                                          Page
-------                                                                                          ----
                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS
1.1.     Defined Terms...............................................................................3
1.2.     Use of Defined Terms.......................................................................35
1.3.     Cross-References...........................................................................35
1.4.     Accounting and Financial Determinations....................................................35

                                   ARTICLE II
                      COMMITMENTS, BORROWING AND ISSUANCE
                     PROCEDURES, NOTES AND LETTER OF CREDIT
2.1.     Commitments................................................................................35
2.1.1.   364 Day Revolving Loan Commitment and Extension Term Loans ................................35
2.1.2.   Extension of 364 Day Revolving Loan Commitment.............................................36
2.1.3.   Letter of Credit Commitment................................................................38
2.1.4.   Term A Loan Commitment.....................................................................38
2.1.5.   Term B Loan Commitment.....................................................................38
2.2.     Reduction of the Commitment Amounts........................................................39
2.2.1.   Optional...................................................................................39
2.2.2.   Mandatory..................................................................................39
2.3.     Borrowing Procedures.......................................................................40
2.4.     Continuation and Conversion Elections......................................................40
2.5.     Funding....................................................................................40
2.6.     Letter of Credit Issuance Procedures.......................................................41
2.6.1.   Other Lenders' Participation...............................................................41
2.6.2.   Letter of Credit Disbursements.............................................................41
2.6.3.   Letter of Credit Reimbursement.............................................................41
2.6.4.   Deemed Disbursements.......................................................................42
2.6.5.   Nature of Reimbursement Obligations........................................................42
2.7.     Notes......................................................................................43

                                  ARTICLE III
              REPAYMENTS, PREPAYMENTS, DEPOSITS, INTEREST AND FEES
3.1.     Repayments and Prepayments; Application....................................................44
3.1.1.   Repayments and Prepayments and Deposits into the
         Qualified Settlement Fund and the Collateral Account.......................................44
3.1.2.   Application................................................................................47
3.2.     Interest Provisions........................................................................49
3.2.1.   Rates......................................................................................49
3.2.2.   Post-Maturity Rates........................................................................49
3.2.3.   Payment Dates..............................................................................49
3.3.     Fees.......................................................................................50
3.3.1.   Commitment Fee.............................................................................50
3.3.2.   Fees.......................................................................................50
3.3.3.   Letter of Credit Fee.......................................................................50

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS
4.1.     LIBO Rate Lending Unlawful.................................................................51
4.2.     Deposits Unavailable.......................................................................51
4.3.     Increased LIBO Rate Loan Costs, etc........................................................51
4.4.     Funding Losses.............................................................................52
4.5.     Increased Capital Costs....................................................................52
4.6.     Taxes......................................................................................53
4.7.     Payments, Computations, etc................................................................55
4.8.     Sharing of Payments........................................................................55
4.9.     Setoff.....................................................................................56
4.10.    Obligation to Mitigate.....................................................................56
4.11.    Removal or Substitution of a Lender........................................................57

                                   ARTICLE V
                        CONDITIONS TO CREDIT EXTENSIONS
5.1.     Initial Credit Extension...................................................................57
5.1.1.   Resolutions, etc...........................................................................57
5.1.2.   Closing Date Certificate...................................................................58
5.1.3.   Consummation of Transaction, etc...........................................................58
5.1.4.   Payment of Outstanding Indebtedness, etc...................................................58
5.1.5.   Closing Fees, Expenses, etc................................................................58
5.1.6.   Financial Information, etc.................................................................59
5.1.7.   Compliance Certificate.....................................................................59
5.1.8.   Opinions of Counsel........................................................................59

5.1.9.   Filing Agent, etc..........................................................................59
5.1.10.  Subsidiary Guaranty........................................................................60
5.1.11.  Solvency, etc..............................................................................60
5.1.12.  Delivery of Notes..........................................................................60
5.1.13.  Security Agreements........................................................................60
5.1.14.  Collateral Account Agreement and Account Control Agreement.................................61
5.1.15.  Perfection Certificate.....................................................................61
5.1.16.  Required Consents and Approvals............................................................61
5.1.17.  No Material Adverse Effect.................................................................61
5.1.18.  Assets Owned by Significant Subsidiaries...................................................61
5.2.     All Credit Extensions......................................................................61
5.2.1.   Compliance with Warranties, No Default, etc................................................61
5.2.2.   Credit Extension Request, etc..............................................................62
5.2.3.   Satisfactory Legal Form....................................................................62

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
6.1.     Organization, etc..........................................................................62
6.2.     Due Authorization, Non-Contravention, etc..................................................63
6.3.     Government Approval, Regulation, etc.......................................................63
6.4.     Validity, etc..............................................................................63
6.5.     Financial Information......................................................................63
6.6.     No Material Adverse Effect.................................................................64
6.7.     Litigation, Labor Controversies, etc.......................................................64
6.8.     Subsidiaries...............................................................................64
6.9.     Ownership of Properties....................................................................64
6.10.    Taxes......................................................................................64
6.11.    Pension and Welfare Plans..................................................................64
6.12.    Environmental Warranties...................................................................65
6.13.    Accuracy of Information....................................................................66
6.14.    Compliance with Laws; Authorizations.......................................................66
6.15.    Regulations U and X........................................................................66
6.16.    No Contractual or Other Restrictions.......................................................67
6.17.    Capitalization.............................................................................67

                                  ARTICLE VII
                                   COVENANTS
7.1.     Affirmative Covenants......................................................................67
7.1.1.   Financial Information, Reports, Notices, etc...............................................67
7.1.2.   Maintenance of Existence; Compliance with Laws, etc........................................69
7.1.3.   Maintenance of Properties..................................................................69

7.1.4.   Insurance..................................................................................69
7.1.5.   Books and Records..........................................................................70
7.1.6.   Environmental Law Covenant.................................................................70
7.1.7.   Use of Proceeds............................................................................70
7.1.8.   Future Guarantors, Security, etc...........................................................71
7.1.9.   Tax Benefit................................................................................71
7.1.10.  Senior Unsecured Debt Rating...............................................................71
7.1.11.  Assets Owned by Significant Subsidiaries...................................................72
7.2.     Negative Covenants.........................................................................72
7.2.1.   Business Activities........................................................................72
7.2.2.   Indebtedness...............................................................................72
7.2.3.   Liens......................................................................................73
7.2.4.   Financial Condition and Operations.........................................................75
7.2.5.   Investments................................................................................75
7.2.6.   Restricted Payments, etc...................................................................77
7.2.7.   Capital Expenditures, etc..................................................................77
7.2.8.   No Prepayment of Certain Indebtedness......................................................77
7.2.10.  Consolidation, Merger, etc.................................................................78
7.2.11.  Permitted Dispositions.....................................................................78
7.2.12.  Modification of Certain Agreements.........................................................79
7.2.13.  Transactions with Affiliates...............................................................79
7.2.14.  Restrictive Agreements, etc................................................................79
7.2.15.  Preferred Stock............................................................................80

                                  ARTICLE VIII
                               EVENTS OF DEFAULT
8.1.     Listing of Events of Default...............................................................80
8.1.1.   Non-Payment of Obligations.................................................................80
8.1.2.   Breach of Warranty.........................................................................80
8.1.3.   Non-Performance of Certain Covenants and Obligations.......................................80
8.1.4.   Non-Performance of Other Covenants and Obligations.........................................80
8.1.5.   Default on Other Indebtedness..............................................................81
8.1.6.   Judgments..................................................................................81
8.1.7.   Pension Plans..............................................................................81
8.1.8.   Change in Control..........................................................................81
8.1.9.   Bankruptcy, Insolvency, etc................................................................81
8.1.10.  Impairment of Security, etc................................................................82
8.1.11.  Adverse Tax Determination..................................................................82
8.2.     Action if Bankruptcy.......................................................................82
8.3.     Action if Other Event of Default...........................................................83

                                   ARTICLE IX
                                   THE AGENTS
9.1.     Actions....................................................................................83
9.2.     Funding Reliance, etc......................................................................84
9.3.     Exculpation................................................................................84
9.4.     Successor..................................................................................84
9.5.     Loans by Scotiabank and GS.................................................................85
9.6.     Credit Decisions...........................................................................85
9.7.     Copies, etc................................................................................85
9.8.     Reliance by Administrative Agent...........................................................85
9.9.     Defaults...................................................................................86

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS
10.1.    Waivers, Amendments, etc...................................................................86
10.2.    Notices; Time..............................................................................87
10.3.    Payment of Costs and Expenses..............................................................88
10.4.    Indemnification............................................................................88
10.5.    Survival...................................................................................90
10.6.    Severability...............................................................................90
10.7.    Headings...................................................................................90
10.8.    Execution in Counterparts, Effectiveness, etc..............................................90
10.9.    Governing Law; Entire Agreement............................................................90
10.10.   Successors and Assigns.....................................................................90
10.11.   Sale and Transfer of Credit Extensions; Participations in Credit Extensions Notes..........91
10.11.1. Assignments................................................................................91
10.11.2. Participations.............................................................................93
10.12.   Other Transactions.........................................................................94
10.13.   Confidentiality............................................................................95
10.14.   Forum Selection and Consent to Jurisdiction................................................95
10.15.   Waiver of Jury Trial.......................................................................96

SCHEDULE I        -     Disclosure Schedule
SCHEDULE II       -     Percentages; LIBOR Office; Domestic Office
SCHEDULE III      -     Capitalization

EXHIBIT A-1       -     Form of 364 Day Revolving Note
EXHIBIT A-2       -     Form of Term A Note
EXHIBIT A-3       -     Form of Term B Note
EXHIBIT A-4       -     Form of Extension Term Note
EXHIBIT B-1       -     Form of Borrowing Request
EXHIBIT B-2       -     Form of Letter of Credit Issuance Request
EXHIBIT B-3       -     Form of Extension Request
EXHIBIT C         -     Form of Continuation/Conversion Notice
EXHIBIT D         -     Form of Borrower Closing Date Certificate
EXHIBIT E         -     Form of Compliance Certificate
EXHIBIT F         -     Form of Subsidiary Guaranty
EXHIBIT G         -     Form of Letter of Credit
EXHIBIT H-1       -     Form of Borrower Security Agreement
EXHIBIT H-2       -     Form of Subsidiary Security Agreement
EXHIBIT I         -     Form of Interco Subordination Agreement
EXHIBIT J         -     Form of Lender Assignment Agreement
EXHIBIT K         -     Form of Collateral Account Agreement
EXHIBIT L         -     Form of Perfection Certificate
EXHIBIT M         -     Form of 364 Day Revolving Loan Commitment Acceptance
EXHIBIT N         -     Form of Account Control Agreement
EXHIBIT O         -     Form of Rating Notice
EXHIBIT P         -     Form of Officer's Solvency Certificate

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of October 10, 2000, is among UST INC., a Delaware corporation (the "Borrower"), the various financial institutions and other Persons from time to time parties hereto (the "Lenders"), THE BANK OF NOVA SCOTIA ("Scotiabank"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as a co-lead arranger and joint book runner (in such capacity, a "Co-Lead Arranger"), and GOLDMAN SACHS CREDIT PARTNERS L.P. ("GS"), as syndication agent for the Lenders (in such capacity, the "Syndication Agent", and together with the Administrative Agent, collectively referred to as the "Agents") and as a co-lead arranger and joint book runner (in such capacity, a "Co-Lead Arranger", and together with Scotiabank, collectively referred to as the "Arrangers") and CREDIT LYONNAIS, NEW YORK BRANCH and THE FUJI BANK, LIMITED, as Co-Documentation Agents for the Lenders.


                              W I T N E S S E T H:

         WHEREAS, the Borrower and its Subsidiaries are, in each case as applicable (i) manufacturers and distributors of, among other things, smokeless tobacco, and producers of premium wines and (ii) engaged in the business of agricultural biotechnology (collectively, the "Permitted Business Activities");

         WHEREAS, on April 22, 1998, Conwood, L.P. and Conwood Sales Company, L.P. (collectively, "Conwood") commenced an action in the U.S. District Court for the Western District of Kentucky at Paducah (the "District Court") captioned Conwood L.P. et al. v. United States Tobacco Company, et al., No. 5:98 CV-108-R (the "Conwood Proceeding"), against United States Tobacco Company, United States Tobacco Sales and Marketing Company Inc., United States Tobacco Manufacturing Company Inc. and the Borrower (collectively, the "Conwood Defendants");

         WHEREAS, in connection with the Conwood Proceeding, Conwood has asserted, among other things, claims for "antitrust monopolization" and "attempted monopolization" under applicable sections of 15 U.S.C. Section 1 et. seq.;

         WHEREAS, on March 29, 2000, the District Court entered a judgment in favor of Conwood in the amount of $1,050,000,000 after trebling of the original damage award in the amount of $350,000,000 (as such judgment is in effect as of the Closing Date and as the same may be reduced as a result of the Conwood Appeal (as defined below), being the "Conwood Judgment");

         WHEREAS, on August 10, 2000, the District Court ordered the Conwood Defendants (including the Borrower) to post a supersedeas bond with the District Court in the amount of $500,000,000 by no later than October 11, 2000 and to remain posted for the duration of the appeal of the Conwood Judgment by the Conwood Defendants (the "Conwood Appeal") except to the extent reduced by the deposit of cash in the Qualified Settlement Fund (such capitalized term, and other capitalized terms used in these recitals, to have the definitions set forth in Section 1.1 below);

         WHEREAS, the Letter of Credit Issuer will issue the Letter of Credit in favor of the District Court and the Borrower will deposit cash (including the proceeds of the Term B Loans) into the Qualified Settlement Fund to satisfy such bonding requirement;

         WHEREAS, in order to issue the Letter of Credit and to provide financing for the other purposes set forth in Section 7.1.7, the Borrower has requested that the Lenders and the Letter of Credit Issuer provide the following Commitments:

                  (a) a 364 Day Revolving Loan Commitment pursuant to which Borrowings of 364 Day Revolving Loans may be made in an aggregate outstanding principal amount not to exceed $300,000,000, to the Borrower in Borrowings from time to time occurring from and after the Closing Date but prior to the applicable 364 Day Revolving Loan Commitment Termination Date (as such 364 Day Revolving Loan Commitment may be extended pursuant to Section 2.1.2 or any outstanding 364 Day Revolving Loans may be converted into the Extension Term Loans);

                  (b) a Three Year Loan Commitment pursuant to which Credit Extensions may be made in an aggregate principal amount not to exceed $370,000,000 consisting of the following:

                           (i) a Letter of Credit Commitment, pursuant to which
                  the Letter of Credit Issuer may issue the Letter of Credit in a maximum stated amount not to exceed $170,000,000 for the account of the Borrower on the Closing Date; and

                           (ii) a Term A Loan Commitment pursuant to which
                  Borrowings of Term A Loans may be made, in an aggregate amount not to exceed $370,000,000, to the Borrower in a single Borrowing only on the Letter of Credit Draw Date;

                  (c) a Term B Loan Commitment pursuant to which Borrowings of Term B Loan may be made, in a maximum aggregate amount not to exceed $330,000,000, to the Borrower in a single Borrowing only on the Closing Date;

         WHEREAS, the Lenders and the Letter of Credit Issuer are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Loans to the Borrower and issue (or participate in) the Letter of Credit;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION I.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "364 Day Revolving Loan Commitment" means, relative to any 364 Day Revolving Loan Lender, such 364 Day Revolving Loan Lender's obligation (if any) to make 364 Day Revolving Loans pursuant to Section 2.1.1, as such obligation (if any) to make 364 Day Revolving Loans may be extended pursuant to Section 2.1.2.

         "364 Day Revolving Loan Commitment Amount" means, on any date, $300,000,000, as such amount may be reduced from time to time pursuant to
Section 2.2.

         "364 Day Revolving Loan Commitment Termination Date" means the earliest of

                  (a) October 10, 2000 (if the initial Credit Extension has not occurred on or prior to such date);

                  (b) the First Extension Date (or, (i) in the event the 364 Day Revolving Loan Commitment is extended for the Extension Period on the First Extension Date pursuant to the terms of Section 2.1, the Second Extension Date, or (ii) in the event the 364 Day Revolving Loan Commitment is extended for the Extension Period commencing on the Second Extension Date pursuant to the terms of Section 2.1, October 7,
         2003);

                  (c) the date on which the 364 Day Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

                  (d) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clauses (c) or (d), the 364 Day Revolving Loan Commitment Amount shall terminate automatically and without any further action.

         "364 Day Revolving Loan Lender" is defined in Section 2.1.1.

         "364 Day Revolving Loans" is defined in Section 2.1.1.

         "364 Day Revolving Note" means a (i) promissory note of the Borrower payable to any 364 Day Revolving Loan Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such 364 Day Revolving Loan Lender resulting from outstanding 364 Day Revolving Loans, and (ii) all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "364 Day RL Percentage" means, relative to any Lender, the applicable percentage relating to 364 Day Revolving Loans set forth opposite its name on
Schedule II hereto under the 364 Day Revolving Loan Commitment column or set forth in a Lender Assignment Agreement under the 364 Day Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.1. A Lender shall not have any 364 Day Revolving Loan Commitment if its percentage under the 364 Day Revolving Loan Commitment column is zero.

         "Account Control Agreement" means an Account Control Agreement, executed and delivered duly executed and delivered by the Borrower and the financial institution party thereto pursuant to the terms of this Agreement, substantially in the form of Exhibit N hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to
Section 9.4.

         "Administrative Agent's Fee Letter" means the confidential fee letter, dated June 19, 2000, by and between Scotiabank and the Borrower.

         "Affected Lender" is defined in Section 4.10.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. "Control" of a Person means the power, directly or indirectly,

                  (a) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable); or

                  (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

         "Agents" is defined in the preamble.

         "Agents' Fee Letter" means the confidential letter, dated June 19, 2000, by and among Scotiabank, GS and the Borrower (as amended and restated by the confidential letter, dated October 10, 2000).

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

                  (a)  the Base Rate in effect on such day; and

                  (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate; provided, that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

         "Applicable Commitment Fee Margin" means (i) in the case of the 364 Day Revolving Loan Commitment .5% and (ii) with respect to the Three Year Loan Commitment, the applicable percentage set forth below corresponding to the relevant required debt rating:


                                                   Applicable Commitment
              Required Debt Rating                      Fee Margin
         ---------------------------------- ----------------------------------
                       Tier I                            0.8750%

                      Tier II                            0.9375%

                      Tier III                           1.1250%

                      Tier IV                            1.2500%

                       Tier V                            1.3750%

The required debt rating used to compute the Applicable Commitment Fee Margin shall be that set forth in the Rating Notice most recently delivered by the Borrower to the Administrative Agent. Changes in the Applicable Commitment Fee Margin resulting from a change in the required debt rating shall become effective upon delivery by the Borrower to the Administrative Agent of a new Rating Notice pursuant to clause (i) of Section 7.1.1. If the Borrower shall fail to deliver (i) a Rating Notice within the required time period pursuant to clause (i) of Section 7.1.7, or (ii) a Compliance Certificate within 45 days after the end of any Fiscal Quarter (or within 90 days, in the case of the last Fiscal Quarter of the Fiscal Year), the Applicable Commitment Fee Margin from and including (i) in the case of a Rating Notice, the date after such Rating Notice was required to have been delivered hereunder, or (ii) in the case of a Compliance Certificate, the 46th (or 91st, as the case may be) day after the end of such Fiscal Quarter to, but not including, the date the Borrower delivers to the Administrative Agent a Compliance Certificate, shall in each case conclusively equal the highest Applicable Commitment Fee Margin set forth above.

         "Applicable Margin" means with respect to any Loan, the applicable percentage set forth below corresponding to the relevant required debt rating:

         (a)      364 Day Revolving Loans and Extension Term Loans:

                          Applicable Margin For Base     Applicable Margin For
  Required Debt Rating            Rate Loans                LIBO Rate Loans

         Tier I                      0.750%                        1.750%

        Tier II                      0.875%                        1.875%

        Tier III                     1.250%                        2.250%

        Tier IV                      1.500%                        2.500%

         Tier V                      1.750%                        2.750%

         (b)      Term A Loans:

                            Applicable Margin For Base     Applicable Margin For
  Required Debt Rating              Rate Loans                LIBO Rate Loans
----------------------------------------------------------------------------------
         Tier I                                  1.00%                      2.00%

        Tier II                                 1.125%                     2.125%

        Tier III                                 1.50%                      2.50%

        Tier IV                                  1.75%                      2.75%

         Tier V                                  2.00%                      3.00%

         (c)      Term B Loans:

      Required Debt          Applicable Margin For Base       Applicable Margin
          Rating                     Rate Loans              For LIBO Rate Loans
   ----------------------------------------------------------------------------------
          Tier I                        1.500%                        2.500%

         Tier II                        1.625%                        2.625%

         Tier III                       2.000%                        3.000%

         Tier IV                        2.250%                        3.250%

          Tier V                        2.500%                        3.500%

Notwithstanding anything to the contrary set forth in this Agreement, the Applicable Margin for (i) Term B Loans, 364 Day Revolving Loans and Extension Term Loans shall increase by 0.25% on the Credit Date and (ii) all 364 Day Revolving Loans, Term A Loans and Term B Loans shall (A) on or after the 91st day following the Credit Date, increase by 0.25%, and (B) on the last day of each full Fiscal Quarter ending thereafter, increase by an additional 0.50% for each such Fiscal Quarter. The required debt rating used to compute the Applicable Margin shall be the required debt rating set forth in the Rating Notice most recently delivered by the Borrower to the Administrative Agent. Changes in the Applicable Margin resulting from a change in the required debt rating shall become effective upon delivery by the Borrower to the Administrative Agent of a new Rating Notice pursuant to clause (i) of Section
7.1.1. If the Borrower shall fail to deliver (i) a Rating Notice within the required time period pursuant to clause (i) of Section 7.1.1, or (ii) a Compliance Certificate within 45 days after the end of any Fiscal Quarter (or within 90 days, in the case of the last Fiscal Quarter of the Fiscal Year), the Applicable Margin from and including (i) in the case of a Rating Notice, the date such Rating Notice was required to have been delivered or (ii) in the case of a Compliance Certificate, the 46th (or 91st, as the case may be) day after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate, shall in each case conclusively equal the highest Applicable Margin set forth above.

         "Arranger" is defined in the preamble.

         "Arrangers" is defined in the preamble.

         "Assignee Lender" is defined in Section 10.11.1.

         "Assignor Lender" is defined in Section 10.11.1.

         "Authorized Officer" means, relative to any Obligor, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Letter of Credit Issuer pursuant to Section 5.1.1.

         "Base Rate" means, at any time, the rate of interest then most recently established by the Administrative Agent in New York as its base rate for U.S. dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Borrower" is defined in the preamble.

         "Borrower Closing Date Certificate" means the closing date certificate executed and delivered by an Authorized Officer of the Borrower substantially in the form of Exhibit D hereto.

         "Borrower Security Agreement" means the Security Agreement executed and delivered by an Authorized Officer of the Borrower substantially in the form of Exhibit H-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

         "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit B-1 hereto.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

         "Capital Expenditures" means, for any period, the aggregate amount of
(a) all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures and (b) Capitalized Lease Liabilities incurred by the Borrower and its Subsidiaries during such period. Capital Expenditures shall not include (a) any such expenditures funded from the proceeds of casualty insurance received in respect of a capital asset of the Borrower or any Subsidiary or (b) any expenditures made to acquire any asset (including Capital Securities) in connection with a Permitted Acquisition.

         "Capital Securities" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Effective Date or any right to acquire the same.

         "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "Cash Collateralize" means, with respect to the Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms satisfactory to the Administrative Agent in an amount equal to the Letter of Credit Stated Amount.

         "Cash Equivalent Investment" means, at any time:

                  (a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;

                  (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by

                           (i) a corporation (other than an Affiliate of any
                  Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody's, or

                           (ii) any Lender or any of its Affiliates (or its holding company);

                  (c) commercial paper maturing not more than 30 days from the date of issue which is issued by

                           (i) a corporation (other than an Affiliate of any
                  Obligor) organized under
                  the laws of any State of the United States or of the District of Columbia and rated A-2 or higher by S&P or P-2 by Moody's, or

                           (ii) any Lender or any of its Affiliates (or its
                  holding company);

                  (d) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either

                           (i) any bank organized under the laws of the United
                  States (or any State thereof) and which has (x) a credit rating of A2 or higher from Moody's or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000, or

                           (ii)  any Lender; or

                  (e) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which

                           (i) is secured by a fully perfected security
                  interest in any obligation of the type described in clause
                  (a), and

                           (ii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Change in Control" means

                  (a) any "person" or "group" (as such terms are used in Rule 13d-5 of the Exchange Act, and Sections 13(d) and 14(d) of the Exchange Act) of persons becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation, or other business combination or otherwise, the "beneficial owner" (as such term is used in Rule 13d-3 of the Exchange
         Act) of more than 25% of the total voting power in the aggregate of all classes of Capital Securities of the Borrower then outstanding entitled to vote generally in elections of directors of the Borrower; or

                  (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

         "Closing Date" means the date of the initial Credit Extensions hereunder, but in no event shall such date be later than October 10, 2000.

         "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

         "Co-Lead Arranger" is defined in the preamble.

         "Collateral Account" means an account established pursuant to and governed by the Collateral Account Agreement and maintained with the Administrative Agent pursuant to the terms of the Collateral Account Agreement.

         "Collateral Account Agreement" means the Collateral Account Agreement, executed and delivered by the Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit K hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Collateral Account Amount" means any amounts deposited in the Collateral Account, including, (i) any amounts deposited into the Collateral Account pursuant to clauses (b) of Section 2.2.1 and clauses (a), (c), (e),
(f), (g) and (h) of Section 3.1.1, (ii) any accrued interest on such amounts (less any Taxes payable thereon), and (iii) any other amount set aside, accreted in interest or deposited in the Collateral Account.

         "Commitment" means, as the context may require, the 364 Day Revolving Loan Commitment, the Three Year Loan Commitment, the Term A Loan Commitment, the Term B Loan Commitment or the Letter of Credit Commitment.

         "Commitment Amount" means, as the context may require, the 364 Day Revolving Loan Commitment Amount, the Three Year Loan Commitment Amount, the Term A Loan Commitment Amount, the Term B Loan Commitment Amount or the Letter of Credit Commitment Amount.

         "Commitment Termination Date" means, as the context may require, the 364 Day Revolving Loan Commitment Termination Date, the Three Year Loan Commitment Termination

Date, the Term A Loan Commitment Termination Date, the Term B Loan Commitment Termination Date or the Letter of Credit Commitment Termination Date.

         "Commitment Termination Event" means

                  (a) the occurrence of any Event of Default with respect to the Borrower described in clauses (a) through (d) of Section 8.1.9; or

                  (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of all or any portion of the
                  Loans to be due and payable pursuant to Section 8.3, or

                           (ii) the giving of notice by the Administrative
                  Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Conwood" is defined in the second recital.

         "Conwood Appeal" is defined in the fifth recital.

         "Conwood Defendants" is defined in the second recital.

         "Conwood Judgment" is defined in the fourth recital.

         "Conwood Judgment Amount" means, unless the Conwood Judgment has been paid and/or discharged in full, at any time of determination thereof, the excess of (a) the greater of (i) $1,300,000,000 (as such amount may be reduced by order of the District Court), or (ii) the actual amount of the Conwood Judgment together with accrued and unpaid interest, penalties, fees and attorney's fees thereon over (b) the aggregate amount of cash on deposit in the Qualified Settlement Fund and the Collateral Account.

         "Conwood Judgment Order Date" means the date of entry of a final non-appealable order in the Conwood Proceeding requiring payment of the Conwood Judgment.

         "Conwood Proceeding" is defined in the second recital.

         "Conwood Related Proceeding" means any litigation or proceeding relating to or arising out of the same cause of action as the Conwood Proceeding (or any cause of action substantially similar to the Conwood Proceeding or arising out of conduct substantially similar to that alleged in the Conwood Proceeding), including any class action or shareholder lawsuits.

         "Credit Date" means the earlier to occur of (i) the Letter of Credit Draw Date and (ii) the date of the funding of the Term A Loans.

         "Credit Extension" means as the context may require,

                  (a)  the making of a Loan by a Lender; or

                  (b) the issuance of the Letter of Credit by the Letter of Credit Issuer.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Defaulting Lender" is defined in Section 4.11.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders (other than as a result of an update to Section 6.8 of the Disclosure Schedule pursuant to clause (j) of Section 7.1.1).

         "Disposition" (or similar words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower's or its Subsidiaries' assets (including accounts receivables and Capital Securities of Subsidiaries but excluding Cash Equivalent Investments) to any other Person (other than to another Obligor) in a single transaction or series of transactions.

         "District Court" is defined in the second recital.

         "Dividend Shares" means any class of Capital Securities of the Borrower designated to receive dividends under the Borrower's Organic Documents.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means the office of a Lender designated as its "Domestic Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Administrative Agent and the Borrower.

         "EBITDA" means, for any applicable period, the sum of

                  (a) Net Income (excluding any equity income (or loss) from Affiliates (other than Subsidiaries) of the Borrower to the extent the income was not received by the Borrower in cash), plus

                  (b) to the extent deducted (or included) in determining Net Income, the sum of (i) amounts attributable to amortization, (ii) income tax expense, (iii) Interest Expense, (iv) depreciation of assets, (v) the amount, if any, paid or accrued during such period in respect of the Conwood Judgment, and (vi) non-cash non-recurring losses or non-cash extraordinary losses (or, minus, non-cash non-recurring gains or non-cash extraordinary gains);

provided, that, for purposes of calculating EBITDA of the Borrower and its Subsidiaries for any period hereunder, the EBITDA of any Person or assets (x) acquired by the Borrower and its Subsidiaries in connection with Permitted Acquisitions or (y) Disposed of by the Borrower and its Subsidiaries in connection with Permitted Dispositions, shall be included on a pro forma basis for such period as if such Permitted Acquisitions or Permitted Dispositions had occurred on the first day of such period.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

         "Eligible Assignees" means (a) each Lender, (b) any Affiliate of a Lender, (c) any commercial bank or other financial institution, (d) any fund that invests in loans (and any Related

Fund) and (e) any other Person approved in writing by the Administrative Agent, the Required Lenders and (except during the existence or the continuation of a Default) the Borrower, which approvals shall not be unreasonably withheld or delayed.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

         "Event of Default" is defined in Section 8.1.

         "Excess Amount" is defined in Section 3.1.2.

         "Exemption Certificate" is defined in clause (e) of Section 4.6.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Credit Facility" means the Credit Agreement, dated as of November 8, 1996, as amended, by and among the Borrower, the various financial institutions party thereto as lenders, and Bank of Boston Connecticut, as administrative agent.

         "Existing Indenture" means the Indenture, dated as of May 27, 1999 by and between the Borrower and State Street Bank and Trust Company, as trustee, amended, supplemented, amended and restated or otherwise modified in accordance with the terms of Section 7.2.12.

         "Extended 364 Day Revolving Loan Commitment Acceptance" is defined in clause (c) of Section 2.1.2.

         "Extending 364 Day Revolving Loan Lender" is defined in clause (b) of
Section 2.1.2.

         "Extension Consent Date" is defined in clause (b) of Section 2.1.2.

         "Extension Date" means, as the context may require, the First Extension Date or the Second Extension Date.

         "Extension Period" means an extension of the 364 Day Revolving Loan Commitment pursuant to Section 2.1.2 for the period commencing on the First Extension Date or Second Extension Date, as the case may be, and ending on the 364th day following such Extension Date.

         "Extension Request" means an Extension Request, substantially in the form of Exhibit B-3 hereto, duly executed and delivered by an Authorized Officer of the Borrower pursuant to the terms of this Agreement.

         "Extension Term Loans" is defined in Section 2.1.1.

         "Extension Term Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Extension Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letters" means the Agents' Fee Letter and the Administrative Agent's Fee Letter.

         "Filing Agent" is defined in Section 5.1.9.

         "Filing Statements" is defined in Section 5.1.9.

         "First Extension Date" means October 9, 2001.

         "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2000 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

         "Fixed Charge Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

                  (a) EBITDA (for all such Fiscal Quarters) minus Capital Expenditures made during such Fiscal Quarters;

         to

                  (b) the sum (for all such Fiscal Quarters) of (i) cash Interest Expense (net of cash interest income), (ii) dividends on the Capital Securities of the Borrower calculated based on dividends actually declared whether or not paid, (iii) scheduled principal repayments of Indebtedness made during such period (including repayments of the Term Loans pursuant to clauses (c) and (d) of
         Section 3.1.1) after giving effect to any reductions in such scheduled principal repayments attributable to any optional or mandatory prepayments of the Term Loans and (iv) payments required to be made under clause(c)(i) of Section 3.1.1(c) (i) into the Qualified Settlement Fund and/or Collateral Account.

         "Foreign Subsidiary" means any Subsidiary that is not a U.S.
Subsidiary.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "GS" is defined in the preamble.

         "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Group" means the Borrower or any member of its affiliated group within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended.

         "Guarantors" means each U.S. Subsidiary that has executed and delivered to the Administrative Agent a Subsidiary Guaranty.

         "Hazardous Material" means

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

                  (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

         "Impermissible Qualification" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrower

                  (a)  which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default.

         "including" and "include" means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Increased Cost Lender" is defined in Section 4.11.

         "Indebtedness" of any Person means:

                  (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c)  all Capitalized Lease Liabilities of such Person;

                  (d) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net Hedging Obligations of such Person;

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (g) obligations arising under Synthetic Leases; and

                  (h) all Contingent Liabilities of such Person in respect of any of the foregoing; and

                  (i) the Conwood Judgment Amount.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Interco Subordination Agreement" means the Subordination Agreement, substantially in the form of Exhibit I hereto, executed and delivered by two or more Obligors pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Interest Expense" means, for any Fiscal Quarter, the aggregate interest expense (both accrued and paid) of the Borrower and its Subsidiaries for such Fiscal Quarter, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense (net of interest income paid during such period to the Borrower, its Subsidiaries and the Qualified Settlement Fund).


         "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or
2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

                  (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

         "Investment" means, relative to any Person,

                  (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person;

                  (b) Contingent Liabilities in favor of any other Person; and

                  (c) any Capital Securities held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

         "ISP Rules" is defined in Section 10.9.

         "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit J hereto.

         "Lenders" is defined in the preamble.

         "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Co-Lead Arranger, the Syndication Agent, any joint book runner, any Lender, the Letter of Credit Issuer or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

                  (a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower's or any of its Subsidiaries' or any of their respective predecessors' properties;

                  (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

                  (c) any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or

                  (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

         "Letter of Credit" means a stand-by letter of credit not to exceed the Letter of Credit Stated Amount and issued by the Letter of Credit Issuer to the District Court substantially in the form of Exhibit G hereto.

         "Letter of Credit Commitment" means the obligation of the Letter of Credit Issuer to issue the Letter of Credit pursuant to Section 2.1.3.

         "Letter of Credit Commitment Amount" means, on the Closing Date, an amount equal to $170,000,000.

         "Letter of Credit Commitment Termination Date" means the earliest of

                  (a) October 10, 2000 (if the Letter of Credit has not been issued on such date);

                  (b) the Closing Date (immediately after the issuance of the Letter of Credit on such date); and

                  (c) the date on which any Commitment Termination Event occurs.

         Upon the occurrence of any event described in the preceding clause
(c), the Letter of Credit Commitment shall terminate.

         "Letter of Credit Disbursement" is defined in Section 2.6.2.

         "Letter of Credit Disbursement Date" means the date of the Letter of Credit Disbursement.

         "Letter of Credit Draw Date" means the first date on which both of the following circumstances exist: (i) the Conwood Judgment Order Date and (ii) the District Court has drawn the Letter of Credit.

         "Letter of Credit Draw Request" means a request to draw on the Letter of Credit in accordance with its terms and conditions and delivered by the District Court to the Letter of Credit Issuer three Business Days prior to the date of such requested draw.

         "Letter of Credit Initial Reduction Calculation Amount" means the difference between (a) $500,000,000 and (b) the Letter of Credit Stated Amount in effect on the Closing Date.

         "Letter of Credit Issuance Request" means a request for issuance of the Letter of Credit, duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

         "Letter of Credit Issuer" means Scotiabank, in its capacity as issuer of the Letter of Credit, any other Lender that is a commercial bank reasonably acceptable to the Borrower and the Administrative Agent or such other Lender as may be required by order of the District Court.

         "Letter of Credit Reduction Amount" means, as of any Letter of Credit Reduction Date, the excess, if any, of (a) the amount on deposit in or credited to the Qualified Settlement Fund (less any reserve for taxes payable by the Qualified Settlement Fund) on the last day of the Fiscal Quarter just ended over (b) the amount on deposit in or credited to the Qualified Settlement Fund (less any reserve for taxes payable by the Qualified Settlement Fund) on the last day of the previous Fiscal Quarter; provided, however, that for purposes of this clause (b), the amount on deposit in or credited to the Qualified Settlement Fund for the first such calculation following the Closing Date shall be the Letter of Credit Initial Reduction Calculation Amount.

         "Letter of Credit Reduction Date" means the date on which an authorized officer of the District Court has delivered to the Administrative Agent a Certificate of Reduction substantially in the form attached as Annex II to the Letter of Credit.

         "Letter of Credit Reimbursement Obligation" is defined in Section
2.6.3.

         "Letter of Credit Stated Amount" means, on or after the issuance of the Letter of Credit, an amount equal to $170,000,000, as such Letter of Credit Stated Amount may be permanently reduced from time to time pursuant to Section 2.2.

         "Letter of Credit Stated Expiry Date" means the earliest to occur of:

                  (a) the Letter of Credit Draw Date; or

                  (b) the date on which the Letter of Credit is reduced to zero pursuant to Section 2.2.

         "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

                  (a) Total Debt outstanding on the last day of such Fiscal Quarter to

                  (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two
(2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If, for any reason, such rate does not appear on the Telerate Page 3750, then "LIBO Rate" shall be determined by the Administrative Agent's LIBOR Office to be the arithmetic average (rounded upwards, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent's LIBOR Office at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable LIBO Rate Loan.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

         LIBO Rate        =                      LIBO Rate
                               ---------------------------------------------
      (Reserve Adjusted)              1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

         "LIBOR Office" means the office of a Lender designated as its "LIBOR Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation. Notwithstanding anything to the contrary contained herein, financing statements solely constituting precautionary filings to protect the interest of a lessor shall not be deemed Liens for the purposes hereof.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Letter of Credit, each Rate Protection Agreement, the Fee Letters, each Subsidiary Guaranty, each Security Agreement, each other agreement pursuant to which the Administrative Agent is granted a Lien to secure the Obligations, the Collateral Account Agreement, the Account Control Agreement and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

         "Loans" means, as the context may require, a 364 Day Revolving Loan or a Term Loan of any type.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, financial condition, operations or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of any Secured Party under any Loan Document or (c) the ability of any Obligor to perform its Obligations under any Loan Document. The Conwood Judgment shall not constitute a Material Adverse Effect.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Debt Proceeds" means, with respect to the sale or issuance by the Borrower or any U.S. Subsidiary to any Person (other than the Borrower or any such Subsidiary) of any Indebtedness permitted under clause (h) of Section 7.2.2, the excess of:

                  (a) the gross cash proceeds received by the Borrower or such Subsidiary from such sale or issuance;

over

                  (b) all reasonable and customary underwriting and other commissions and legal, investment banking, underwriting, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance and, in each case which have not been paid to an Affiliate of the Borrower.

         "Net Disposition Proceeds" means the gross cash proceeds received by the Borrower or any U.S. Subsidiary from (i) any Sale and Leaseback Transaction pursuant to Section 7.2.9 or (ii) any Disposition pursuant to clause (c) of
Section 7.2.11, and in each case any cash payment received in respect of promissory notes or other non-cash consideration delivered to the Borrower or such U.S. Subsidiary in respect thereof, minus the sum of (i) all reasonable and customary legal, investment banking, brokerage, accounting and other fees and expenses incurred in connection with such Disposition, in each case which have not been paid to an Affiliate of the Borrower, (ii) all taxes actually paid or estimated by the Borrower to be payable in cash or for which reserves have been established in conformity with GAAP within the next 12 months in connection with such Disposition, and (iii) payments made by the Borrower or its U.S. Subsidiaries to retire Indebtedness (other than the Credit Extensions and the Conwood Judgment) where payment of such Indebtedness is required in connection with such Disposition; provided, however, that if the amount of (x) any estimated taxes pursuant to clause (ii) exceed the amount of taxes actually required to be paid in cash in respect of such Disposition, or (y) any reserves established pursuant to clause (ii) exceed the actual amount expended for the item for which such reserve has been established, the aggregate amount of such excess once determined shall in each case constitute Net Disposition Proceeds.

         "Net Equity Proceeds" means with respect to the sale or issuance by the Borrower or any U.S. Subsidiary to any Person (other than the Borrower's or such U.S. Subsidiary's officers, directors or employees in connection with the exercise of options in respect of employee stock option plans or other employee benefit plans) of any of its Capital Securities, warrants or options or the exercise of any such warrants or options, the excess of:

                  (a) the gross cash proceeds received by the Borrower or such Subsidiary from such sale, exercise or issuance, over

                  (b) all reasonable and customary underwriting and other commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of the Borrower in connection therewith.

         "Net Income" means, for any period, the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Borrower and its Subsidiaries for such period.

         "New 364 Day Revolving Loan Lender" is defined in clause (c) of
Section 2.1.2.

         "Non-Excluded Taxes" means any Taxes other than net income and franchise taxes imposed with respect to any Secured Party by any Governmental Authority under the laws of which such Secured Party is organized or in which it maintains its applicable lending office.

         "Non-Extending 364 Day Revolving Loan Lender" is defined in clause (b) of Section 2.1.2.

         "Non-U.S. Lender" means any Lender that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

         "Note" means, as the context may require, a 364 Day Revolving Note, an Extension Term Note, a Term A Note or a Term B Note.

         "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with a Loan Document, including Letter of Credit Reimbursement Obligations and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans.

         "Obligor" means, as the context may require, the Borrower and each other Person (other than a Secured Party) obligated under any Loan Document.

         "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of Capital Securities.

         "Other Taxes" means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

         "Participant" is defined in Section 10.11.2.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Percentage" means, as the context may require, any Lender's 364 Day RL Percentage, Three Year RL Percentage or Term B Percentage.

         "Perfection Certificate" means the Perfection Certificate executed and delivered by an Authorized Officer of each Obligor that is a party to a Security Agreement pursuant to the terms of this Agreement, substantially in the form of Exhibit L hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Permitted Acquisition" means an acquisition (whether pursuant to an acquisition of Capital Securities, assets or otherwise) by the Borrower or any U.S. Subsidiary from any Person of a business in which the following conditions are satisfied:

                  (a) immediately before and after giving effect to such acquisition no Default shall have occurred and be continuing or would result therefrom; and

                  (b) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to
         Section 7.1.1) giving pro forma effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in
         Section 7.2.4.

         "Permitted Business Activities" is defined the first recital.

         "Permitted Disposition" means any Disposition permitted pursuant to
Section 7.2.11.

         "Permitted Indebtedness Provisions" means, Indebtedness incurred or issued as permitted under clause (h) of Section 7.2.2 which has a final maturity not earlier than October 1, 2005.

         "Permitted Per Share Dividend Amount" means (a) during the 2000 Fiscal Year, dividends of $1.76 per Dividend Share, and (b) thereafter, dividends increased by an amount equal to 5% per Dividend Share over the dividends paid on such class of Dividend Shares during the previous Fiscal Year, in each case adjusted for stock splits or dividends paid in Capital Securities.

         "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Qualified Settlement Fund" means an account maintained at the direction of the District Court with the Court Registered Investment System or any other deposit account maintained with or at the direction of the District Court, in each case established no later than the Closing Date in connection with the Conwood Proceeding.

         "Qualified Settlement Fund Amount" means, as of any date of determination, the aggregate amounts then on deposit in the Qualified Settlement Fund, including, (i) any amounts deposited into the Qualified Settlement Fund constituting proceeds of Term B Loans or pursuant to clause (b) of Section 2.2.1 and clauses (a), (c), (e), (f), (g) and (h) of Section 3.1.1,
(ii) any accrued interest on such amounts (less any Taxes payable thereon), and
(iii) any other amount set aside, accreted in interest or deposited in the Qualified Settlement Fund.

         "Quarterly Payment Date" means the last Business Day of March, June, September and December.

         "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

         "Rating Notice" is defined in clause (i) of Section 7.1.1.

         "Register" is defined in clause (b) of Section 2.7.

         "Registered" means , with respect to any Person, a registration of Capital Securities effected by preparing and filing a registration statement in compliance with the Securities Act.

         "Registered Capital Securities" means, with respect to any Disposition of the Wine Assets, Capital Securities which are (i) freely tradeable and (ii) Registered, in each case, on or prior to the first anniversary of Disposition of the Wine Assets .

         "Related Fund" means, with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans and is controlled by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Release" means a "release", as such term is defined in CERCLA.

         "Replacement Lender" is defined in clause (f) of Section 10.11.1.

         "Replacement Revolving Facility" means, on or after the 364 Day Revolving Loan Commitment Termination Date, a revolving credit facility entered into by and between the Borrower and another lender (or lenders) in which the following conditions are satisfied:

                  (a) immediately before and after giving effect to the Replacement Revolving Facility, no Default shall have occurred and be continuing or would result therefrom;

                  (b) the loans made under the Replacement Revolving Facility shall consist only of (i) revolving loans (and commitments to make such revolving loans to the Borrower) or (ii) unsecured extendable credit notes, in each case in an aggregate amount not in excess of the 364 Day Revolving Loan Commitment Amount as in effect on the date of termination thereof;

                  (c) the Borrower shall have delivered to the Administrative Agent true and complete copies of drafts and executed copies, as the case may be, of all agreements, instruments and other documents relating to or otherwise evidencing the Replacement Revolving Facility promptly after such agreements, instruments and other documents have become available;

                  (d) any amounts due and owing under the 364 Day Revolving Loan Commitment and the Extension Term Loans shall have been repaid in full on or before the closing date for such revolving credit facility and such Commitment shall have been terminated; and

                  (e) the documentation relating to or evidencing the Replacement Revolving Facility shall not contain any representations, warranties, covenants, events of default or other terms that are more burdensome on any Obligor than the representations, warranties, covenants, events of default or other terms contained in this Agreement and the other Loan Documents (as determined by the Agents in their reasonable discretion) unless this Agreement shall have been amended pursuant to Section 10.1 hereof in a manner effective on or before the closing date for the Replacement Revolving Facility so that the agreements, instruments and other documents relating to or otherwise evidencing the Replacement Revolving Facility shall not contain any covenants (including, without limitation, financial covenants) which are more restrictive than those contained in this Agreement, as so amended.

         "Required Lenders" means, at any time, Lenders holding at least 51% of the Total Exposure Amount.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

         "Restricted Payment" means the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of the Borrower or any Subsidiary) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Securities of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Borrower or any Subsidiary or otherwise.

         "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill, Inc.

         "Sale and Leaseback Transaction" is defined in Section 7.2.9.

         "Scotiabank" is defined in the preamble.

         "SEC" means the Securities and Exchange Commission.

         "Second Extension Date" means October 8, 2002.

         "Secured Parties" means, collectively, the Lenders, the Letter of Credit Issuer, the Administrative Agent, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case), each of their respective successors, transferees and assigns.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act thereunder, all as the same shall be in effect at the relevant time.

         "Security Agreement" means, as the context may require, the Borrower Security Agreement and the Subsidiary Security Agreement, in each case, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Senior Notes" means the Senior Notes of the Borrower issued under the Existing Indenture, as amended, supplemented, amended and restated or otherwise modified in accordance with the terms of Section 7.2.12.

         "Senior Unsecured Debt Rating" means the long-term unsecured debt rating ascribed to such Indebtedness of the Borrower by S&P or Moody's, as the case may be, announced by S&P or Moody's, as the case may be, from time to time.

         "Significant Subsidiary" means each U.S. Subsidiary now existing or hereafter acquired or formed, and each successor thereto, which at any time of determination accounts for more than two (2%) percent of (a) the consolidated revenues of the Borrower and its Subsidiaries , or (b) the consolidated tangible net worth (valued at the lesser of (i) fair market value or (ii) book value) of the Borrower and its Subsidiaries taken as a whole.

         "Stated Maturity Date" means

                  (a) with respect to the 364 Day Revolving Loans, October 9, 2001 (as such Stated Maturity Date may be extended pursuant to Section 2.1.2);

                  (b)  with respect to all Term A Loans, October 10, 2003;

                  (c)  with respect to all Term B Loans, February 16, 2005; and

                  (d)  with respect to Extension Term Loans, October 7, 2003.

         "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

         "Subsidiary Guaranty" means the subsidiary guaranty executed and delivered by each U.S. Subsidiary pursuant to the terms of this Agreement, substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Subsidiary Security Agreement" means, collectively, the Security Agreement executed and delivered by each U.S. Subsidiary in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the terms of this Agreement, in substantially the form of Exhibit H-2, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Substitute Lender" is defined in Section 4.11.

         "Syndication Agent" is defined in the preamble.

         "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

         "Taxes" means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

         "Tax Benefit" means with respect to any quarter in which any member of the Group calculates its estimated quarterly income taxes, which calculation incorporates a claim for a deduction attributable to amounts paid or incurred as damages, settlement proceeds or deposits in a fund or escrow account that is a "qualified settlement fund" within the meaning of Treasury Regulation section 1.468(B)-1 during the immediately preceding quarter, the excess, if any, of the amount of Taxes that would have been paid by the Group for such period if such calculation had not incorporated a claim for such a deduction over the amount of Taxes actually paid by the Group.

         "Term A Loan" is defined in Section 2.1.4.

         "Term A Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Term A Loans pursuant to Section 2.1.4.

         "Term A Loan Commitment Amount" means $370,000,000 as such amount may be reduced pursuant to Section 2.2.2.

         "Term A Loan Commitment Termination Date" means the earliest of

                  (a) the Credit Date (immediately after the making of the Term A Loans on such date);

                  (b) the date on which the Three Year Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) and (c), the Term A Loan Commitments shall terminate automatically and without any further action.

         "Term A Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term B Loan" is defined in Section 2.1.5.

         "Term B Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Term B Loans pursuant to of Section 2.1.5.

         "Term B Loan Commitment Amount" means $330,000,000.

         "Term B Loan Commitment Termination Date" means the earliest of

                  (a) October 10, 2000 (if the Term B Loans have not been made on or prior to such date);

                  (b) the Closing Date (immediately after the making of the Term B Loans on such date); and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Term B Loan Commitments shall terminate automatically and without any further action.

         "Term B Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such

Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term B Percentage" means, relative to any Lender, the applicable percentage relating to Term B Loans set forth opposite its name on Schedule II hereto under the Term B Loan Commitment column or set forth in a Lender Assignment Agreement under the Term B Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to
Section 10.11.1. A Lender shall not have any Term B Loan Commitment if its percentage under the Term B Loan Commitment column is zero.

         "Term Loans" means, collectively, the Extension Term Loans, the Term A Loans and the Term B Loans.

         "Terminated Lender" is defined in Section 4.11.

         "Termination Date" means the date on which all Obligations have been paid in full in cash, the Letter of Credit has been terminated or expired (or has been Cash Collateralized) and all Commitments shall have terminated.

         "Three Year Loan Commitment" means the Letter of Credit Commitment and the Term A Loan Commitment.

         "Three Year Loan Commitment Amount" means on any date during the period prior to the Letter of Credit Draw Date, $370,000,000 as such amount may be reduced pursuant to Section 2.2.2.

         "Three Year Loan Commitment Termination Date" means the earliest of

                  (a) October 10, 2000 (if the Letter of Credit has not been issued on or prior to such date);

                  (b) the Credit Date (after the making of Term A Loans, if any, on such date);

                  (c) the date on which the Three Year Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

                  (d) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clause (c) or (d), the Three Year Loan Commitment Amount shall terminate automatically and without any further action.

         "Three Year Loan Lender" means each Lender that has a Three Year Loan Commitment.

         "Three Year RL Percentage" means, relative to any Lender, the applicable percentage set forth opposite its name on Schedule II hereto under the Three Year Loan Commitment column or set forth in a Lender Assignment Agreement under the Three Year Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.1. A Lender shall not have any Three Year Loan Commitment if its percentage under the Three Year Loan Commitment column is zero.

         "Tier I" means that the senior unsecured debt of the Borrower is rated at least either (i) BBB by S&P (and at least Baa3 by Moody's) or (ii) Baa2 by Moody's (and at least BBB- by S&P).

         "Tier II" means that the senior unsecured debt of the Borrower is rated both (i) BBB- by S&P and (ii) Baa3 by Moody's.

         "Tier III" means that the senior unsecured debt of the Borrower is rated (i) both (x) at least BBB- by S&P and (y) Ba1 by Moody's or (ii) both (y) BB+ by S&P and (z) at least Baa3 by Moody's.

         "Tier IV" means that the senior unsecured debt of the Borrower is rated both (i) BB+ by S&P and (ii) Ba1 by Moody's.

         "Tier V" means that the senior unsecured debt of the Borrower is rated lower than either (i) BB+ by S&P or (ii) Ba1 by Moody's.

         "Total Debt" means, on any date, the sum of the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the type referred to in clause (a), clause (b) (other than the Letter of Credit), clause
(c), clause (g), clause (h), clause (i), and without duplication, the amount of any bond issued or cash deposit made in connection with any litigation or proceeding, in each case of the definition of "Indebtedness" (exclusive of intercompany Indebtedness between the Borrower and its Subsidiaries).

         "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the Letter of Credit Stated Amount and the unfunded amount of the Commitments.

         "Trigger Date" means the first date on which the sum of amounts on deposit in the Collateral Account and the Qualified Settlement Fund equals or exceeds $730,000,000.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

         "Uncommitted 364 Day Revolving Loan Commitments" is defined in clause
(c) of Section 2.1.2.

         "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "U.S. Subsidiary" means any Subsidiary that is incorporated or organized under the laws of the United States or a state thereof.

         "Voting Securities" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         "wholly owned Subsidiary" means any Subsidiary all of the outstanding Capital Securities of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower.

         "Wine Assets" means assets used to produce and market premium varietal and blended wines under various trademarks, including "Chateau Ste. Michelle", "Columbia Crest", "Domaine Ste. Michelle" and "Villa Mt. Eden".

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 5.1.6. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication.

                                   ARTICLE II
                       COMMITMENTS, BORROWING AND ISSUANCE
                     PROCEDURES, NOTES AND LETTER OF CREDIT

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the Letter of Credit Issuer severally agree to make Credit Extensions as set forth below.

         SECTION 2.1.1. 364 Day Revolving Loan Commitment and Extension Term Loans .

                  (a) From time to time on any Business Day occurring from and after the Effective Date but prior to the applicable 364 Day Revolving Loan Commitment Termination Date, each Lender that has a 364 Day Revolving Loan Commitment (referred to as a "364 Day Revolving Loan Lender"), agrees that it will make loans (relative to such Lender, its "364 Day Revolving Loans") to the Borrower equal to such Lender's 364 RL Percentage of the aggregate amount of each Borrowing of the 364 Day Revolving Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow 364 Day Revolving Loans until the applicable 364 Day Revolving Commitment Termination Date. No 364 Day Revolving Loan Lender shall be permitted or required to make any 364 Day Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all 364 Day Revolving Loans of such 364 Day Revolving Loan Lender would exceed such Lender's 364 Day RL Percentage of the then existing 364 Day Loan Commitment Amount.

                  (b) On the 364 Day Revolving Loan Commitment Termination Date which ends immediately prior to the First Extension Date or the Second Extension Date, as the case may be, the Borrower may convert the amount of each Lender's 364 RL Percentage of the 364 Day Revolving Loans outstanding on the 364 Day Revolving Loan Commitment Termination Date into term loans due and payable on the Stated Maturity Date for Extension Term Loans (the "Extension Term Loans"). On or prior to the making of the Extension Term Loans, the Borrower shall have delivered to the Administrative Agent no more than 30 days and not less than 15 days prior to the applicable Extension Date a written notice (which shall be irrevocable) to convert the aggregate principal amount of 364 Day Revolving Loans into Extension Term Loans. So long as (a) no Default or

         Event of Default shall have occurred and be continuing, (b) the 364 Day Revolving Loan Commitment shall not have been extended pursuant to
         Section 2.1.2, and (c) the Borrower has not entered into the Replacement Revolving Facility (or executed a binding commitment to enter into the Replacement Revolving Facility) then the principal amount of 364 Day Revolving Loans set forth in such notice shall be converted into an equal principal amount of Extension Term Loans).

         SECTION 2.1.2. Extension of 364 Day Revolving Loan Commitment.

                  (a) On or before sixty (60) days prior to the First Extension Date or, in the event such 364 Day Revolving Loan Commitment was previously extended on the First Extension Date, on or before sixty
         (60) days prior to the Second Extension Date, the Borrower may request an extension of the 364 Day Revolving Loan Commitment for the applicable Extension Period by delivering an Extension Request to the Administrative Agent. Upon receipt of each such Extension Request, the Administrative Agent shall promptly forward such Extension Request to each 364 Day Revolving Loan Lender, and each such existing 364 Day Revolving Loan Lender shall have the right (but not the obligation) to commit to all or a specified portion of the proposed extension.

                  (b) Each existing 364 Day Revolving Loan Lender, acting in its sole discretion, shall by notice to the Administrative Agent given no later than the date (the "Extension Consent Date") that is five Business Days after the date that the Administrative Agent delivers such Extension Request to such 364 Day Revolving Lender, advise the Administrative Agent whether or not such 364 Day Revolving Loan Lender agrees to extend its 364 Day Revolving Loan Commitment (such existing 364 Day Revolving Loan Lender agreeing to any extension being referred to as an "Extending 364 Day Revolving Loan Lender"); provided, that each 364 Day Revolving Loan Lender that determines not to extend its 364 Day Revolving Loan Commitment (a "Non-Extending 364 Day Revolving Loan Lender") shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Extension Consent Date) and any 364 Day Revolving Loan Lender that does not advise the Administrative Agent on or before the Extension Consent Date shall be deemed to be a Non-Extending 364 Day Revolving Loan Lender. The Administrative Agent shall promptly notify the Borrower of the names of the Extending 364 Day Revolving Loan Lenders and the Non-Extending 364 Day Revolving Loan Lenders and the amount of each Extending 364 Day Revolving Loan Lender's proposed 364 Day Revolving Loan Commitment upon receipt of each notice from such 364 Day Revolving Loan Lender. The election of any 364 Day Revolving Loan Lender to agree to such extension (as each proposed 364 Day Revolving Loan Commitment may be increased during the allocation process set forth in clause (d) of this Section 2.1.2. below) shall be irrevocable but shall not obligate any other 364 Day Revolving Loan Lender to so agree.

                  (c) If the aggregate amount of the proposed extension of the 364 Day Revolving Loan Commitments of the Extending 364 Day Revolving Loan Lenders pursuant to clause (b) above is less than the 364 Day Revolving Loan Commitment Amount, then commitments in such remaining 364 Day Revolving Loan Commitment (the "Uncommitted 364 Day Revolving Loan Commitments") may be offered to prospective lenders and any Extending 364 Day Revolving Loan Lender. Each such prospective lender (each such lender, a "New 364 Day Revolving Loan Lender"), or Extending 364 Day Revolving Loan Lender shall, by notice to the Borrower and the Administrative Agent given no later than fifteen days after the Extension Consent Date, advise the Borrower and the Administrative Agent of the amount, or in the case of the Extending 364 Day Revolving Loan Lender, such additional amount, of the 364 Day Revolving Loan Commitments to which such New 364 Day Revolving Loan Lender or Extending 364 Day Revolving Loan Lender is willing to commit.

                  (d) The Agents and the Borrower shall allocate the Uncommitted 364 Day Revolving Loan Commitments among the New 364 Day Revolving Loan Lenders (if any) and the Extending 364 Day Revolving Loan Lenders as they may agree; provided, that, the resulting 364 Day Revolving Loan Commitment of (i) each New 364 Day Revolving Loan Lender which is not a Lender shall be at least $5,000,000 and (ii) each other New 364 Day Revolving Loan Lender and each Extending 364 Day Revolving Loan Lender shall be at least $1,000,000. Following such allocation the Administrative Agent shall promptly notify each Extending 364 Day Revolving Loan Lender and each New 364 Day Revolving Loan Lender of the extended 364 Day Revolving Loan Commitments.

                  (e) Each Extending 364 Day Revolving Loan Lender and New 364 Day Revolving Loan Lender shall, within fifteen days following the Extension Consent Date, execute and deliver an acceptance of the 364 Day Revolving Loan Commitment in the form of Exhibit M hereto, a "364 Day Revolving Loan Commitment Acceptance") and, in the case of a New 364 Day Revolving Loan Lender, such New 364 Day Revolving Loan Lender shall thereupon become a "Lender" for all purposes under this Agreement and the other Loan Documents.

                  (f) On the applicable Extension Date, subject to compliance with Section 5.2, (i) each Extending 364 Day Revolving Loan Lender's existing 364 Day Revolving Loan Commitment and outstanding 364 Day Revolving Loans, shall automatically, without any other action by any Person, be extended by the Extension Period, (ii) each New 364 Day Revolving Loan Lenders shall make 364 Day Revolving Loans equal to its 364 Day RL Percentage of the aggregate amount of outstanding 364 Day Revolving Loans and (iii) each Extending 364 Day Revolving Loan Lender which has increased its 364 Day Revolving Loan Commitment shall make 364 Day Revolving Loans in an amount equal to the increase in its 364 Day RL Percentage of the outstanding 364 Day Revolving Loans. The Administrative Agent shall use the proceeds of the Loans made under clause (ii) and (iii) of the immediately preceding sentence to pay in full the 364 Day Revolving Loans of the Non-Extending 364 Day Revolving Loan Lenders.

         Notwithstanding the foregoing, the minimum 364 Day Revolving Loan Commitment Amount that may be extended shall be at least $275,000,000.

         SECTION 2.1.3. Letter of Credit Commitment. On the Closing Date, the Letter of Credit Issuer agrees that it will issue the Letter of Credit for the account of the Borrower in an amount not to exceed the Letter of Credit Commitment Amount. The Letter of Credit shall expire on the Letter of Credit Stated Expiry Date.

         SECTION 2.1.4. Term A Loan Commitment. On the terms and subject to the conditions hereof, in a single Borrowing (which shall be a Business Day) occurring on or prior to the Term A Loan Commitment Termination Date, each Three Year Loan Lender agrees that it will make loans (relative to such Lender, its "Term A Loans") to the Borrower equal to such Lender's Three Year RL Percentage of the aggregate amount of the Borrowing of Term A Loans requested by the Borrower to be made on such day; provided, that, no Default or Event of Default shall have occurred and be continuing on the date the Term A Loans are requested by the Borrower. No amounts paid or prepaid with respect to Term A Loans may be reborrowed.

         SECTION 2.1.5. Term B Loan Commitment. On the terms and subject to the conditions hereof, in a single Borrowing (which shall be a Business Day) occurring on or prior to the Term B Loan Commitment Termination Date, each Lender that has a Term B Loan Commitment, as applicable, agrees that it will make loans (relative to such Lender, its "Term B Loans") to the Borrower to be deposited in the Qualified Settlement Fund equal to such Lender's Term B Percentage of the aggregate amount of the Borrowing of Term B Loans requested by the Borrower to be made on such day. No amounts paid or prepaid with respect to Term B Loans may be reborrowed. All Borrowings of Term B Loans shall be deposited in the Qualified Settlement Fund.

         SECTION 2.2. Reduction of the Commitment Amounts. The Commitment Amounts or the Letter of Credit Stated Amount are subject to reduction from time to time as set forth below.

         SECTION 2.2.1. Optional.

         (a) The Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the amount of the 364 Day Revolving Loan Commitment Amount on the Business Day so specified by the Borrower in an aggregate amount not to exceed $25,000,000; provided, however, that all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

         (b) After the Trigger Date and prior to the Credit Date, the Borrower may, at its discretion, deposit additional amounts into the Qualified Settlement Fund or the Collateral Account and both the Three Year Loan Commitment and Term A Loan Commitment will be automatically reduced by an amount equal to such deposit.

         SECTION 2.2.2. Mandatory.

         (a) Following the (i) making of the Term B Loans, the Term B Loan Commitment shall be reduced to zero and (ii) the making of the Term A Loans, the Three Year Loan Commitment Amount and the Term A Loan Commitment Amount each will be automatically reduced to zero.

         (b) The Letter of Credit Stated Amount will be reduced automatically (and without any further action on the part of the Letter of Credit Issuer) on each Letter of Credit Reduction Date by an amount equal to the then applicable Letter of Credit Reduction Amount, provided, that, (x) in the event the District Court has issued any order or made any determination which prohibits or otherwise restricts the reduction of the Letter of Credit Stated Amount required hereunder, the Letter of Credit Amount shall be reduced in a manner permitted by the District Court and otherwise satisfactory to the Agents, and (y) to the extent required or deemed necessary by the Agents, a release in form and substance satisfactory to the Agents shall have been delivered to each Agent by the District Court prior to any reduction of the Letter of Credit Stated Amount.

         (c) The Three Year Loan Commitment Amount and the Term A Loan Commitment Amount each shall be reduced on and after the Trigger Date, (A) in an amount equal to amounts deposited into the Qualified Settlement Fund and the Collateral Account pursuant to clause (b) of Section 2.2.1 and clauses (a), (c),
(e), (f), (g) and (h) of Section 3.1.1 in respect of the Term A Loan Commitment Amount effective as of such date of deposit.

         SECTION 2.3. Borrowing Procedures. By delivering a Borrowing Request to the Administrative Agent on or before noon on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, in the case of Base Rate Loans, in a minimum amount of $5,000,000 and an integral multiple of $1,000,000 or, in either case, in the unused amount of the applicable Commitment; provided, however, that all Loans made on the Closing Date shall be made as Base Rate Loans. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. on such Business Day each Lender that has a Commitment to make such Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing of Loans. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/ Conversion Notice to the Administrative Agent on or before noon on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business
Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. Letter of Credit Issuance Procedures. The Borrower may request the issuance of a Letter of Credit by delivering a Letter of Credit Issuance Request to the Administrative Agent prior to the Letter of Credit Commitment Termination Date. The Letter of Credit shall by its terms be stated to expire on the Letter of Credit Stated Expiry Date.

         SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of the Letter of Credit, and without further action, each Three Year Loan Lender (other than the Letter of Credit Issuer) shall be deemed to have irrevocably purchased, to the extent of its Three Year RL Percentage, a participation interest in the Letter of Credit (including the Contingent Liability and any Letter of Credit Reimbursement Obligation with respect thereto), and such Three Year Loan Lender shall, to the extent of its Three Year RL Percentage, be responsible for reimbursing on the Letter of

Credit Draw Date the Letter of Credit Issuer for the Letter of Credit Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3. In addition, such Three Year Loan Lender shall, to the extent of its Three Year RL Percentage, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to the Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Letter of Credit Reimbursement Obligation. To the extent that any Three Year Loan Lender has reimbursed any Letter of Credit Issuer for a Letter of Credit Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Letter of Credit Disbursement.

         SECTION 2.6.2. Letter of Credit Disbursements. The Letter of Credit Issuer will notify the Borrower and the Agents promptly of the presentment of a Letter of Credit Draw Request. Subject to the terms and provisions of the Letter of Credit and this Agreement, the Letter of Credit Issuer shall pay the stated amount of the Letter of Credit to the District Court after receipt of the Letter of Credit Draw Request (each such payment, a "Letter of Credit Disbursement"). The Borrower will reimburse the Administrative Agent, for the account of the Letter of Credit Issuer, prior to 5:00 p.m. on the Letter of Credit Disbursement Date for all amounts which the Letter of Credit Issuer has disbursed under the Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Term A Loans accruing on such amount) pursuant to Section 3.2 for the period from the Letter of Credit Disbursement Date through the date of such reimbursement. Subject to the availability of Term A Loans, the Borrower may make such reimbursement from the proceeds of Term A Loans. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein, the Borrower hereby acknowledges and agrees that it shall be deemed to be the obligor for purposes of the Letter of Credit issued hereunder.

         SECTION 2.6.3. Letter of Credit Reimbursement. The obligation (a "Letter of Credit Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the Letter of Credit Issuer with respect to each Letter of Credit Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse the Letter of Credit Issuer, each Three Year Loan Lender's obligation under Section 2.6.1 to reimburse the Letter of Credit Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Three Year Loan Lender, as the case may be, may have or have had against the Letter of Credit Issuer or any Lender, including any defense based upon the failure of any Letter of Credit Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Letter of Credit Issuer's good faith opinion, such Letter of Credit Disbursement is determined to be appropriate) or any non-application or misapplication by the District Court of the proceeds of the Letter of Credit; provided, however, that after paying in full its Letter of Credit Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Letter of Credit Issuer for any wrongful Letter of Credit Disbursement made by the Letter of Credit Issuer under the Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Letter of Credit Issuer.

         SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default under Section 8.1.9 or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

                  (a) the Letter of Credit Stated Amount shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Letter of Issuer (notwithstanding that such amount may not in fact have been paid or disbursed); and

                  (b) the Borrower shall be immediately obligated to reimburse the Letter of Credit Issuer for the amount deemed to have been so paid or disbursed by the Letter of Credit Issuer.

Amounts payable by the Borrower pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Letter of Credit Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Letter of Credit Reimbursement Obligations.

         SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrower, each other Obligor and, to the extent set forth in Section 2.6.1, each Three Year Loan Lender shall assume all risks of the acts, omissions or misuse of the Letter of Credit by the beneficiary thereof. The Letter of Credit Issuer (except to the extent of its own gross negligence or wilful misconduct) shall not be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of the Letter of Credit or any document submitted by any party in connection with the application for and issuance of the Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under the Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Letter of Credit Disbursement under the Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Letter of Credit Issuer or any Three Year Loan Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Letter of Credit Issuer in good faith (and not constituting gross negligence or wilful misconduct) shall be binding upon each Obligor and each such Secured Party, and shall not put the Letter of Credit Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be. In any event, except to the extent of the Letter of Credit Issuer's gross negligence or wilful misconduct, if the Borrower fails to object with specificity in writing to a draw under the Letter of Credit at least one hour prior to the time the Letter of Credit Issuer is required to make payment of such draw, the Borrower shall be deemed to have waived any objection to the making of such payment.

         SECTION 2.7. Notes.

         (a) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a Note evidencing the Loans made by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Obligor absent manifest error; provided, however, that the failure of any Lender to make any such notations, or any error in any such notation, shall not limit or otherwise affect any Obligations of any Obligor.

         (b) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause, to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans, annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor's Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered (or, if applicable, to which a Note has been issued) as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to Section 10.11.1. No assignment or transfer of a Lender's Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                                   ARTICLE III
              REPAYMENTS, PREPAYMENTS, DEPOSITS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments; Application. The Borrower agrees that (i) the Loans shall be repaid and prepaid and (ii) certain deposits be made into the Qualified Settlement Fund and/or Collateral Account, in each case, pursuant to the following terms.

         SECTION 3.1.1. Repayments and Prepayments and Deposits into the Qualified Settlement Fund and the Collateral Account. The Borrower shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of the Loans and deposits into the Qualified Settlement Fund and/or Collateral Account shall or may be made as set forth below.

                  (a) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, that (x) any prepayment of the Term Loans shall be made pro rata among Term A Loans (or if no Term A Loans are outstanding to a deposit into the Qualified Settlement Fund and/or Collateral Account) and Term B Loans, and pro rata among Term A Loans and Term B Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Term A Loans or Term B Loans (applied to the remaining amortization payments for the Term A Loans and the Term B Loans, as the case may be, in such amounts as the Borrower shall determine) and any such prepayment of 364 Day Revolving Loans shall be made pro rata among the 364 Day Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such 364 Day Revolving Loans; (y) all such voluntary prepayments shall require at least one but no more than five Business Days' prior notice to the Administrative Agent; and
         (z) all such voluntary partial prepayments shall be, in an aggregate minimum amount of $5,000,000 and an integral multiple $1,000,000.

                  (b) Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by
         Section 4.4; provided, however, any prepayments of the Term B Loans made pursuant to this Section 3.1.1 (other than a prepayment pursuant to clauses (h) of this Section 3.1.1) or upon a Change of Control shall
         (w) at any time prior to April 10, 2001, be accompanied by a prepayment premium equal to two (2%) percent of the aggregate principal amount of such Term B Loans being prepaid, (x) at any time thereafter but prior to October 10, 2001, be accompanied by a prepayment premium equal to one and one-half (1 1/2%) percent of the aggregate principal amount of such Term B Loans being prepaid, (y) at any time thereafter but prior to April 10, 2002, be accompanied by a prepayment premium equal to one (1%) percent of the aggregate principal amount of such Term B Loans being prepaid, and (z) at any time thereafter but prior to October 10, 2002, be accompanied by a prepayment premium equal to one-half (1/2%) percent of the aggregate principal amount of such Term B Loans being prepaid.

                  (c) (i) On or before each Quarterly Payment Date occurring during any period set forth below prior to the Credit Date, the Borrower shall make a scheduled deposit into the Qualified Settlement Fund or the Collateral Account in the manner described in clause (c) of
         Section 3.1.2, and (ii) on each Quarterly Payment Date thereafter occurring during any period set forth below and on the Stated Maturity Date, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term A Loans, in each case in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable:

                                                                         Amount of Required Deposit
                         Period                                             or Principal Repayment
           -----------------------------------------------------------  -----------------------------
            Effective Date through (and
              including) December 31, 2000                                  $45,000,000

            01/01/2001 through (and                                         $20,000,000
              including) 06/30/2001

            07/01/2001 through (and                                         $30,000,000
              including) 12/31/2001

            01/01/2002 through (and                                         $20,000,000
              including) 06/30/2002

            07/01/2002 through (and                                         $30,000,000
              including) 12/31/2002

            01/01/2003 through (and                                         $25,000,000
              including) 06/30/2003

            Stated Maturity Date for                                        The then outstanding principal
              Term A Loans                                                  amount of all Term A Loans.

                  (d) On the Stated Maturity Date and on each Quarterly Payment Date occurring during any period set forth below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term B Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable:

                                                                              Amount of Required Principal
                              Period                                                     Repayment
              -----------------------------------------------------------  -------------------------------
              Effective Date through (and
                including) December 31, 2004                                  $825,000

              Stated Maturity Date for
                Term B Loans                                                  $315,975,000 or the then
                                                                              outstanding principal amount
                                                                              of all Term B Loans, if
                                                                              different.

                  (e) Concurrently with the receipt by the Borrower or any Subsidiary of any Net Equity Proceeds, the Borrower shall make (i) on or prior to the earlier to occur of the Trigger Date and the Credit Date a mandatory deposit into the Qualified Settlement Fund or the Collateral Account and (ii) after the occurrence of the Trigger Date or Credit Date, as the case may be, a mandatory prepayment of the Loans and/or a reduction of the Term A Loan Commitment Amount and the Three Year Commitment Amount, in the case of clause (i) and (ii), in an amount equal to 50% of such Net Equity Proceeds, to be applied as set forth in Section 3.1.2.

                  (f) Concurrently with the receipt by the Borrower or any Subsidiary of any Net Debt Proceeds, the Borrower shall make (i) on or prior to the earlier to occur of the Trigger Date and the Credit Date a mandatory deposit into the Qualified Settlement Fund or the Collateral Account and (ii) after the occurrence of the Trigger Date or Credit Date, as the case may be, a mandatory prepayment of the Loans and/or a reduction of the Term A Loan Commitment Amount and the Three Year Commitment Amount, in the case of clause (i) and (ii), in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in
         Section 3.1.2.

                  (g) Concurrently with the receipt of any Net Disposition Proceeds by the Borrower or any Subsidiary, the Borrower shall make (i) on or prior to the earlier to occur of the Trigger Date and the Credit Date a mandatory deposit into the Qualified Settlement Fund or the Collateral Account and (ii) after the occurrence of the Trigger Date or Credit Date, as the case may be, a mandatory prepayment of the Loans and/or a reduction of the Term A Loan Commitment Amount and the Three Year Commitment Amount, in the case of clause (i) and (ii) in an amount equal to 100% of such Net Disposition Proceeds, to be applied as set forth in Section 3.1.2.

                  (h) Within three Business Days of the recognition of a Tax Benefit by the Borrower (to the extent not previously recognized), whether by refund to the Borrower or reduction in the Borrower's estimated tax payments, the Borrower shall make (i) if the recognition occurs on or prior to the earlier to occur of the Trigger Date and the Credit Date, a mandatory deposit into the Qualified Settlement Fund or the Collateral Account and (ii) if the recognition occurs after the occurrence of the Trigger Date or Credit Date, as the case may be, a mandatory prepayment of the Loans and/or reduction of the Term A Loan Commitment Amount and the Three Year Loan Commitment Amount. The amount of the deposit or prepayment, as applicable, shall be an amount equal to 100% of such Tax Benefit, to be applied as set forth in Section 3.1.2.

                  (i) Within three Business Days of the receipt by the Borrower of any distribution from the Qualified Settlement Fund other than in respect of the payment of the Conwood Judgment Amount the Borrower shall make (i) if the recognition occurs on or prior to the earlier to occur of the Trigger Date and the Credit Date a mandatory deposit into the Collateral Account and (ii) if the recognition occurs after the occurrence of the Trigger Date or Credit Date, as the case may be, a mandatory prepayment of the Loans and/or reduction of the Term A Loan Commitment Amount and the Three Year Loan Commitment Amount, in the case of clauses (i) and (ii) in an amount equal to 100% of such distribution together with an amount equal to any federal income tax paid (or reserve taken against such tax) in respect of such distribution, to be applied as set forth in Section 3.1.2.

                  (j) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

         SECTION 3.1.2. Application. Amounts required to be deposited or prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.

                  (a) Subject to clause (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of
         Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.

                  (b) Each deposit into the Qualified Settlement Fund and Collateral Account pursuant to clauses (e)(i), (f)(i), (g)(i), (h)(i) and (i)(i) of Section 3.1.1 shall be applied (i) first, until such time as the Qualified Settlement Fund Amount is equal to $500,000,000, to a deposit in the Qualified Settlement Fund, and (ii) second, on the date the Qualified Settlement Fund Amount is greater than $500,000,000 and until such time as the sum of (A) the Qualified Settlement Fund Amount, plus, (B) the Collateral

         Account Amount, is equal to $730,000,000, to a deposit in the Qualified Settlement Fund or the Collateral Account (as determined by the Borrower). Any prepayment of the Loans or reduction of Commitments required pursuant to clauses (e)(ii), (f)(ii), (g)(ii), (h)(ii) and
         (i)(ii) of Section 3.1.1 shall be applied (i), pro rata, to a mandatory prepayment of (x) the outstanding principal amount of all Term A Loans (or, prior to the Credit Date, to a deposit in the Qualified Settlement Fund or the Collateral Account (as determined by the Borrower) and (y) Term B Loans (with the amount of such prepayment of the Term A Loans and the Term B Loans being applied on a pro rata basis to the remaining Term A Loan or Term B Loan, as the case may be, amortization payments in accordance with the amount of each such remaining Term Loan amortization payment) and (ii) once all Term Loans have been repaid in full, pro rata, to the repayment of any outstanding 364 Day Revolving Loans (but not a reduction of the 364 Day Revolving Loan Commitment Amount) or the Extension Term Loans, as the case may be, in accordance with Section 2.2.2; provided, however, that in the case of each prepayment of Loans required pursuant to Section 3.1.1 (other than clause (d) of Section 3.1.1) and, provided any of the Term A Loans remain outstanding, or, prior to the Credit Date, the Letter of Credit Stated Amount or the Three Year Loan Commitment Amount has each not been reduced to zero pursuant to Section 2.2.2., the Borrower shall deliver a notice to the Administrative Agent at least four Business Days prior to the date that such prepayment is proposed to be made (or such lesser time period as to which the Borrower has actual knowledge of such impending prepayment), and, thereupon, any Lender that has Term B Loans outstanding may, by delivering a notice to the Administrative Agent at least two Business Days prior to the date that such prepayment is proposed to be made, elect not to have its pro rata share of Term B Loans prepaid, and upon any such election, the Administrative Agent shall apply the amount that otherwise would have prepaid such Lender's Term B Loans (the "Excess Amount") to, first, a reduction in each of the Term A Loan Commitment Amount and the Three Year Loan Commitment Amount (in each case until reduced to zero), or, in the alternative, subsequent to the Credit Date, a mandatory prepayment of the Term A Loans (until repaid in full), and, then, in each case, pro rata, to the repayment of any outstanding 364 Day Revolving Loans or the Extension Term Loans, as the case may be, in each case in accordance with Section 2.2.2.

                  (c) Each deposit scheduled to be made into the Qualified Settlement Fund or the Collateral Account pursuant to clause (c) of
         Section 3.1.1 shall be (i) deposited (A) first, into the Qualified Settlement Fund until such time as the Qualified Settlement Amount is equal to $500,000,000, (B) second, into the Qualified Settlement Fund or the Collateral Account (as determined by the Borrower in consultation with the Agents) on the date the Qualified Settlement Amount is greater than $500,000,000 and thereafter, and (ii) applied
         (A) prior to the Credit Date, to reduce each of the Term A Loan Commitment Amount and the Three Year Loan Commitment Amount in the manner described in Section 2.2.2, or (B) on and after the Credit Date, to repay the aggregate outstanding principal amount of all Term A Loans.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with the terms set forth below.

         SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to (a) in the case of overdue principal on any Loan, the rate of interest that otherwise would be applicable to such Loan plus 2% per annum; and (b) in the case of overdue interest, fees, and other monetary Obligations, the Alternate Base Rate, plus, the Applicable Margin for Term A Loans maintained as Base Rate Loans, plus, 2% per annum.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Stated Maturity Date therefor;

                  (b) on the date of any payment, prepayment, in each case in whole or in part, of principal outstanding on such Loan on the principal amount so paid, prepaid;

                  (c) with respect to Base Rate Loans, in arrears on each Quarterly Payment Date occurring after the Effective Date;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period);

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth below. All such fees shall be non-refundable.

         SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each 364 Day Revolving Loan Lender and each Three Year Loan Lender, for the period (including any portion thereof when any of the 364 Day Revolving Loan Commitments or the Three Year Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of
Article V) commencing on the Effective Date and continuing through the applicable Commitment Termination Date, a commitment fee in an amount equal to the Applicable Commitment Fee Margin, in each case on such Lender's applicable Percentage of the sum of the average daily unused portion of the applicable Commitment Amount (net, in the case of Three Year Loan Commitment Amount, of the Letter of Credit Stated Amount). All commitment fees payable pursuant to this Section shall be payable by the Borrower in arrears on each Quarterly Payment Date following the Effective Date, and on the applicable Commitment Termination Date.

         SECTION 3.3.2. Fees. The Borrower agrees to pay (a) to the Administrative Agent, for its own account, the fees in the amounts and on the dates set forth in the Administrative Agent's Fee Letter, and (b) to each of the Agents, for their respective account, the fees in the amounts and on the dates set forth in the Agents' Fee Letter.

         SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the Letter of Credit Issuer and each Three Year Loan Lender, for the period commencing on the date of issuance of the Letter of Credit and ending on the earlier to occur of the Letter of Credit Draw Date and the Letter of Credit Stated Expiration Date a Letter of Credit fee in an amount equal to the then effective Applicable Margin for 364 Day Revolving Loans maintained as LIBO Rate Loans, multiplied, by the average daily Letter of Credit Stated Amount. Such fees shall be payable by the Borrower in arrears on each Quarterly Payment Date following the Closing Date and on the Letter of Credit Draw Date. The Borrower further agrees to pay to the Letter of Credit Issuer for its own account an issuance fee as specified in the Administrative Agent's Fee Letter.

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

                  (b) by reason of circumstances affecting it's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender and the Letter of Credit Issuer for any increase in the cost to such Lender or the Letter of Credit Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party's Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Secured Party shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, stating the reasons therefor and setting forth in reasonable detail the basis for requesting the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Secured Party within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan but excluding loss of anticipated profits) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Article III or otherwise;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor;

then, upon the written notice of such Lender setting forth in reasonable detail the basis for requesting such amount to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party (including as a result of a determination by such Governmental Authority that the 364 Day Revolving Loan Commitment (and any 364 Day Revolving Loans made in connection therewith) shall not receive the capital treatment accorded to revolving loan facilities with commitment termination dates of less than one year under applicable law, regulations, directives, guidelines, or decisions), and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Credit Extensions made, or the Letter of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the Borrower setting forth in reasonable detail the basis for requesting such amount, the

Borrower shall within five days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6. Taxes. The Borrower covenants and agrees as follows with respect to Taxes.

                  (a) Any and all payments by the Borrower under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are required to be deducted or withheld from any payment required to be made by any Obligor to or on behalf of any Secured Party under any Loan Document, then:

                           (i) subject to clause (f), if such Taxes are
                  Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

                           (ii) the Borrower shall withhold the full amount of
                  such Taxes from such payment (as increased pursuant to clause
                  (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

                  (b) In addition, the Borrower shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

                  (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

                  (d) Subject to clause (f), the Borrower shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided, however, that no Secured Party shall be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. The Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

                  (e) Each Non-U.S. Lender, on or prior to the date on which such non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only for so long as such non-U.S. Lender is legally entitled to do so), shall deliver to the Borrower and the Administrative Agent either (i) two duly completed copies of either (x) Internal Revenue Service Form W-8BEN or (y) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or (ii) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause (e)(i), (x) a certificate to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an "Exemption Certificate") and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form.

                  (f) The Borrower shall not be obligated to gross up any payments to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause
         (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or
         (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrower shall be obligated to gross up any payments to any such Lender pursuant to clause (a)(i), and to indemnify any such Lender pursuant to clause (d), in respect of United States federal withholding taxes if
         (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of the Borrower or (iii) the obligation to gross up payments to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrower.

         SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 11:00 a.m. on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall (except as otherwise required by clause (c) of the definition of "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

         SECTION 4.8. Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Section 4.3, 4.4, 4.5, 4.6, 10.3 or 10.4) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Event of Default described in clauses (a) through
(d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

         SECTION 4.10. Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans has actual knowledge of the occurrence of an event or the existence of a condition that would cause such Lender to become entitled to receive payments (an "Affected Lender") under Sections 4.3, 4.4, 4.5 or 4.6, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (a) to make, issue, fund or maintain its Credit Extensions, including any affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may elect in its sole discretion, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 4.3, 4.4, 4.5 or 4.6 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments or Loans or the interests of such Lender; provided, that such Lender will not be obligated to utilize such other office pursuant to this Section 4.10 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 4.10 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

         SECTION 4.11. Removal or Substitution of a Lender. Anything contained herein to the contrary notwithstanding, in the event that (a) any Lender (each, an "Increased Cost Lender") shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 4.3, 4.4, 4.5 or 4.6 the circumstances of which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five Business Days after the Borrower's request for such withdrawal, or
(b) any Lender, at the direction or request of any Governmental Authority, defaults (each, a "Defaulting Lender") in its obligation to fund, the default period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrower's request that it cure such default, then, with respect to each such Increased Cost Lender or Defaulting Lender (each, a "Terminated Lender"), Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees (each, a "Substitute Lender") in accordance with the provisions of Section 10.11.1 and the Borrower shall pay any fees payable thereunder in connection with such assignment; provided, (x) on the date of such assignment, the Substitute Lender shall pay to the Terminated Lender an amount equal to the sum of (i) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, plus, (ii) an amount equal to all accrued but theretofore unpaid fees owing to such Terminated Lender and (y) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 4.3, 4.4, 4.5 or 4.6 or otherwise as if it were a prepayment. Upon the payment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

                                    ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS

         SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and the Letter of Credit Issuer to make the initial Credit Extensions shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article.

         SECTION 5.1.1. Resolutions, etc. The Agents shall have received from each Obligor, as applicable, (i) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Person and (ii) a certificate, dated the Closing Date with counterparts for each Lender, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

                  (a) resolutions of each such Person's Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the transactions contemplated hereby applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person;

                  (b) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

                  (c) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

         SECTION 5.1.2. Closing Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Borrower Closing Date Certificate, dated the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Borrower Closing Date Certificate shall be in form and substance reasonably satisfactory to the Agents.

         SECTION 5.1.3. Consummation of Transaction, etc. The Agents shall have received evidence reasonably satisfactory to it that all actions necessary to consummate the transactions contemplated hereby shall have been taken in accordance with all applicable law and in all material respects in accordance with the terms of the Loan Documents, and other applicable document, without amendment or waiver of any material provision thereof.

         SECTION 5.1.4. Payment of Outstanding Indebtedness, etc. All Indebtedness (including any Indebtedness evidenced by the Existing Credit Facilities) identified in Item 7.2.2(b) of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the initial Credit Extension and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness have been released and the Administrative Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

         SECTION 5.1.5. Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to
Section 3.3 and, if then invoiced, 10.3.

         SECTION 5.1.6. Financial Information, etc. The Administrative Agent shall have received, with counterparts for each Lender, audited consolidated financial statements of the Borrower and its Subsidiaries as at December 31, 1999.

         SECTION 5.1.7. Compliance Certificate. The Administrative Agent shall have received, with counterparts for each Lender, an initial Compliance Certificate on a pro forma basis as if the initial Credit Extension had been made as of June 30, 2000 and as to such items therein as the Administrative Agent reasonably requests, dated the date of the initial Credit Extension, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower.

         SECTION 5.1.8. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Closing Date and addressed to the Administrative Agent and all Lenders, from

                  (a) Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Obligors, in form, scope and substance satisfactory to the Agents;

                  (b) Skadden, Arps, Slate, Meagher & Flom LLP, special federal tax counsel to the Borrower, in form, scope and substance satisfactory to the Agents; and

                  (c) local counsel to the Obligors in the following jurisdictions, in form, scope and substance, and from counsel, satisfactory to the Agents:

                           (i)      Kentucky

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

                           (ii)     Connecticut

                           (iii)    California

                           (iv)     Washington

                           (v)      Illinois

                           (vi)     Tennessee;

                           (vii)    Pennsylvania

                           (viii)   Georgia; and

                           (ix)     Florida

         SECTION 5.1.9. Filing Agent, etc. All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code (Form UCC-3) termination statements required pursuant to the Loan Documents (collectively, the "Filing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Administrative Agent (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing satisfactory to the Administrative Agent and its counsel (i) the Filing Agent's receipt of all Filing Statements, (ii) that the Filing Statements have been submitted for filing in the appropriate filing offices and (iii) that the Filing Agent has notified the Administrative Agent and its counsel of the results of such submissions.

         SECTION 5.1.10. Subsidiary Guaranty. The Administrative Agent shall have received, with counterparts for each Lender, the Subsidiary Guaranty, dated as of the date hereof, duly executed and delivered by an Authorized Officer of each U.S. Subsidiary.

         SECTION 5.1.11. Solvency, etc. The Administrative Agent shall have received, with counterparts for each Lender, a certificate duly executed and delivered by the chief financial or accounting Authorized Officer of the Borrower, dated as of the Closing Date, in form and substance reasonably satisfactory to the Agents, substantially in the form of Exhibit P attached hereto.

         SECTION 5.1.12. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender's Notes duly executed and delivered by an Authorized Officer of the Borrower.

         SECTION 5.1.13. Security Agreements.

         (a) The Administrative Agent shall have received, with counterparts for each Lender, executed counterparts of the Borrower Security Agreement and the Subsidiary Security Agreement, each dated as of the date hereof, duly executed by the Borrower and each U.S. Subsidiary, respectively, together with

                  (i) executed copies of Filing Statements naming the Borrower and each U.S. Subsidiary as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests of the Administrative Agent pursuant to such Security Agreement;

                  (ii) executed copies of proper UCC Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person (i) in any collateral described in any Security Agreement previously granted by any Person, and (ii) securing any of the Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule, together with such other UCC Form UCC-3 termination statements as the Administrative Agent may reasonably request from such Obligors; and

                  (iii) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Borrower or any U.S. Subsidiary (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Loan Document).

         (b) The Agent and their counsel shall be reasonably satisfied that (i) the Liens granted to the Administrative Agent in the collateral described in the documents described above are first priority (or local equivalent thereof) security interests and (ii) no Liens exist on any of the collateral described above other than the Liens created in favor of the Administrative Agent pursuant to a Loan Document or otherwise permitted hereunder.

         SECTION 5.1.14. Collateral Account Agreement and Account Control Agreement. The Administrative Agent shall have received, with counterparts for each Lender, executed counterparts of (a) the Collateral Account Agreement, dated as of the date hereof and duly executed and delivered by the Borrower, and
(b) each Account Control Agreement, dated as of the date hereof and duly executed and delivered by the Borrower and the financial institution party thereto.

         SECTION 5.1.15. Perfection Certificate. The Administrative Agent shall have received the Perfection Certificate, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of the Borrower.

         SECTION 5.1.16. Required Consents and Approvals. All required material consents and approvals shall have been duly obtained and be in full force and effect with respect to the transactions contemplated hereby and the continuing operations of the Borrower from (a) all relevant Governmental Authorities and
(b) any other Person whose consent or approval is so required to effect the transactions and all applicable waiting periods shall have expired without any action being taken by any competent authority that could restrain, prevent or otherwise impose any adverse conditions on the transactions and related financing contemplated hereby.

         SECTION 5.1.17. No Material Adverse Effect. There has been no material adverse effect on the business, assets, debt service capacity, tax position (other than any adverse change in the status of the Tax Benefit), environmental liability, financial condition, operations or prospects of the Borrower since December 31, 1999. It is understood that the Conwood Judgment shall not be construed to be such a material adverse effect.

         SECTION 5.1.18. Assets Owned by Significant Subsidiaries. On the Closing Date, the Borrower and the Significant Subsidiaries shall account for no less than 95% of the consolidated revenues and the consolidated tangible net worth (valued at the lesser of (a) fair market value or (b) book value) of the Borrower and its Subsidiaries taken as a whole.

         SECTION 5.2. All Credit Extensions. The obligation of each Lender and the Letter of Credit Issuer to make any Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth below.

         SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) other than a funding of 364 Day Revolving Loans to repay maturing commercial paper of the Borrower the following statements shall be true and correct:

                  (a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

                  (b) no Default shall have then occurred and be continuing.

         SECTION 5.2.2. Credit Extension Request, etc. The Administrative Agent shall have received a Borrowing Request if Loans are being requested. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct in all material respects.

         SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be reasonably satisfactory in form and substance to the Agents and its counsel, and the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agents or its counsel may reasonably request.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants to each Secured Party as set forth in this Article.

         SECTION 6.1. Organization, etc. Each Obligor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, except to the extent that the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to have such power and authority or hold such licenses, permits or other approvals could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it, each Obligor's participation in the consummation of all aspects of the transactions contemplated hereby, and the execution, delivery and performance by the Borrower or (if applicable) any Obligor of the agreements executed and delivered by it in connection with the transactions contemplated hereby are in each case within such Person's powers, have been duly authorized by all necessary action, and do not

                  (a) contravene any (i) Obligor's Organic Documents, (ii) or result in a default under any material contractual restriction binding on or affecting any Obligor (including under the Existing Indentures and the Senior Notes), (iii) court decree or order binding on or affecting any Obligor or (iv) law or governmental regulation binding on or affecting any Obligor in a material manner; or

                  (b) result in, or require the creation or imposition of, any Lien on any Obligor's properties (except as permitted by this Agreement).

         SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect) is required for the consummation of the transactions contemplated hereby and the due execution, delivery or performance by any Obligor of any Loan Document, in each case by the parties thereto. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. Validity, etc. Each Loan Document to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

         SECTION 6.5. Financial Information. The financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 5.1.6 have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of income and of cash flow and all other financial information of each of the Borrower and its Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied with the financial statements delivered pursuant to
Section 5.1.6, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         SECTION 6.6. No Material Adverse Effect. There has been no Material Adverse Effect since December 31, 1999.

         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened litigation, action, proceeding or labor controversy:

                  (a) except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Borrower, any of its Subsidiaries or any other Obligor, which could reasonably be expected to have a Material Adverse Effect, and no adverse development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7; or

                  (b) which purports to affect the legality, validity or enforceability of any Loan Document or the transactions contemplated hereby.

         SECTION 6.8. Subsidiaries. The Borrower has (a) no Subsidiaries, except those Subsidiaries which are identified in Item 6.8(a) of the Disclosure Schedule, or which are permitted to have been organized or acquired in accordance with Section 7.2.5 or 7.2.10, or (b) no Significant Subsidiaries, except those Significant Subsidiaries which are identified in Item 6.8(b) of the Disclosure Schedule.

         SECTION 6.9. Ownership of Properties. The Borrower and each of its Subsidiaries owns (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted hereunder.

         SECTION 6.10. Taxes. The Borrower and each of its Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid all Taxes thereby shown to be due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. Pension and Welfare Plans. During the one-year period prior to the Effective Date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post- retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.12. Environmental Warranties. Except as set forth in Item
6.12 of the Disclosure Schedule:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws, except where failure to comply could not reasonably be expected to have a Material Adverse Effect;

                  (b) there have been no past, and there are no pending or threatened (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law, in each case, which could reasonably be expected to have a Material Adverse Effect;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect;

                  (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters;

                  (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                  (g) neither the Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and

                  (i) to the best of the Borrower's knowledge, no conditions exist at, on or under any property now or previously owned or leased by the Borrower which with the passage

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
         of time, or the giving of notice or both, would give rise to material liability under any Environmental Law or which condition could reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.13. Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby (including any factual information relating to the Conwood Proceeding, the Conwood Judgment or the Conwood Appeal), when taken as a whole, contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Obligor to any Secured Party, when taken as a whole, will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified.

         SECTION 6.14. Compliance with Laws; Authorizations. Except as disclosed in Item 6.14 of the Disclosure Schedule, the Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of its businesses or the ownership of its properties, including Environmental Laws except to the extent such compliance could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have obtained all authorizations necessary and appropriate to own and operate their businesses and all such authorizations are in full force and effect, except where the failure to so obtain such authorizations or to so keep such authorizations in full force and effect could not be reasonably expected to have a Material Adverse Effect.

         SECTION 6.15. Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.16. No Contractual or Other Restrictions. No Subsidiary is a party to any agreement or other contractual arrangement that limits its ability to (a) pay dividends to, or otherwise make Investments in or other payments to, the Borrower or (b) grant Liens solely in favor of the Administrative Agent other than non-material agreements and contractual arrangements which impose limitations on a Subsidiary's ability to grant Liens thereon in favor of the Administrative Agent.

         SECTION 6.17. Capitalization. Attached as Schedule III hereto is a true, complete and accurate description as of the Closing Date of the equity capital structure of the Borrower and its Subsidiaries showing accurate ownership percentages of the Borrower in such Subsidiaries. Except as set forth on Schedule III hereto, there are no (a) preemptive rights, outstanding subscriptions, warrants or options to purchase any Capital Securities of any such Subsidiaries, (b) obligations of any Person to redeem or repurchase any of its securities and (c) other agreements, arrangements or plans to which any Person is a party or of which the Borrower has knowledge that could directly or indirectly affect the capital structure of such Subsidiaries. All such Capital Securities (i) are validly issued and fully paid and non-assessable and (ii) are owned of record and beneficially as set forth on Schedule III hereto or as otherwise disclosed in writing to the Administrative Agent, free of any Lien, except for Liens otherwise permitted under this Agreement.

                                   ARTICLE VII
                                    COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower agrees with each Lender, the Letter of Credit Issuer and the Agents that until the Termination Date has occurred, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish or cause to be furnished to the Administrative Agent (with sufficient copies for each Lender) copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 45 days (or if such 45th day is not a Business Day, the immediately succeeding Business Day) after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower;

                  (b) as soon as available and in any event within 90 days (or if such 90th Day is not a Business Day, the immediately succeeding Business Day) after the end of each Fiscal

         Year, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Agents, which shall include a calculation of the financial covenants set forth in Section 7.2.4 and stating that, in performing the examination necessary to deliver the audited financial statements of the Borrower, no knowledge was obtained of any Event of Default;

                  (c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Borrower, showing compliance with the financial covenants set forth in
         Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower or an Obligor has taken or proposes to take with respect thereto);

                  (d) as soon as possible and in any event within three days after the Borrower or any other Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower or such Obligor has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within three days after the Borrower or any other Obligor obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item
         6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto;

                  (f) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Obligor files with the SEC or any national securities exchange;

                  (g) immediately upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

                  (h) promptly following the mailing or receipt of any notice or report delivered under the terms of the Existing Indenture, copies of such notice or report;

                  (i) promptly and in any event within three Business Days following receipt of any notice from S&P or Moody's of a negative change in the Senior Unsecured Debt Rating, a copy of such notice substantially in the form attached hereto as Exhibit O (such notice, a "Rating Notice");

                  (j) immediately upon becoming aware of such circumstance, the name and any other information reasonably requested by the Administrative Agent in respect of any Subsidiary which has become a Significant Subsidiary; and

                  (k) such other financial and other information as any Lender or the Letter of Credit Issuer through the Agents may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

         SECTION 7.1.2. Maintenance of Existence; Compliance with Laws, etc. The Borrower will, and will cause each of its Significant Subsidiaries to, preserve and maintain its legal existence (except as otherwise permitted by Section 7.2.10), and comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all Taxes, imposed upon the Borrower or its Significant Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or its Significant Subsidiaries, as applicable.

         SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Significant Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrower and its Significant Subsidiaries may be properly conducted at all times, unless the Borrower or such Significant Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable.

         SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Significant Subsidiaries to:

                  (a) maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and its Significant Subsidiaries; and

                  (b) all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

         SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit each Secured Party or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit each Obligor's offices, to discuss such Obligor's financial matters with its officers and employees, and its independent public accountants (and the Borrower hereby authorizes such independent public accountant to discuss each Obligor's financial matters, upon the reasonable request of such Secured Party and in the presence of the Borrower, with each Secured Party or their representatives whether or not any representative of such Obligor is present) and to examine (and photocopy extracts from) any of its books and records. The Borrower shall pay any fees of such independent public accountant incurred in connection with any Secured Party's exercise of its rights pursuant to this Section.

         SECTION 7.1.6. Environmental Law Covenant. The Borrower will, and will cause each of its Subsidiaries to,

                  (a) use and operate all of its and their facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where failure to comply could not reasonably result in a Material Adverse Effect; and

                  (b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, and shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law, except where failure to comply could not reasonably result in a Material Adverse Effect.

         SECTION 7.1.7. Use of Proceeds. The Borrower will apply the proceeds of the Credit Extensions as follows:

                  (a) in the case of the 364 Day Revolving Loans, (i) to repay the Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule, (ii) to pay fees and expenses associated with the transactions contemplated hereby,
(iii) for working capital and general corporate purposes of the Borrower and its U.S. Subsidiaries (including, to "back-stop" unsecured commercial paper), and
(iv) to pay a portion of the amount due and payable in connection with the Conwood Judgment that remains unsatisfied after application in full of the sum of (A) the proceeds of the Letter of Credit Disbursement, (B) the Term A Loans, (C) amounts on deposit in the Qualified Settlement Fund and (D) amounts on deposit in the Collateral Account;

                  (b) for the issuance of the Letter of Credit in favor of the District Court in connection with the Conwood Appeal;

                  (c) in the case of the Term A Loans, to (i) repay the Letter of Credit Disbursement and (ii) pay a portion of the amount due and payable in connection with the Conwood Judgment that remains unsatisfied after application in full of the sum of (A) amounts on deposit in the Qualified Settlement Fund and (B) amounts on deposit in the Collateral Account; and

                  (d) in the case of the Term B Loans, for deposit on the Closing Date in the Qualified Settlement Fund in connection with the Conwood Appeal.

         SECTION 7.1.8. Future Guarantors, Security, etc. The Borrower will, and will cause each U.S. Subsidiary to, execute any documents, Filing Statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 7.2.3) of the Liens created or intended to be created by the Loan Documents. The Borrower will cause any subsequently acquired or organized U.S. Subsidiary to execute a Subsidiary Guaranty (or a supplement thereto) and each applicable Loan Document in favor of the Secured Parties. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets which constitutes collateral (as such term is defined in any Loan Document) as the Administrative Agent or the Required Lenders shall designate and which are consistent with the security interest granted by the Borrower and its Subsidiaries in each Security Agreement. Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Agents, and the Borrower shall deliver or cause to be delivered to the Agents all such instruments and documents (including legal opinions and lien searches) as the Agents shall reasonably request to evidence compliance with this Section.

         SECTION 7.1.9. Tax Benefit. The Borrower will (a) submit to the applicable Governmental Authority all necessary forms or other documents required to be filed, and pay all fees required to be paid, in each case for the purpose of receiving the Tax Benefit, and (b) otherwise use commercially reasonable efforts to utilize such Tax Benefit from the applicable Governmental Authority. On or prior to December 31, 2000 the Borrower shall make a deposit into the Qualified Settlement Fund in an amount of at least $70,000,000 representing Tax Benefits applied against the Borrower's September 15, 2000 estimated federal income tax payment.

         SECTION 7.1.10. Senior Unsecured Debt Rating. The Borrower will take all reasonable actions to cause S&P and Moody's to rate the Borrower's long term senior, unsecured debt at all times.

         SECTION 7.1.11. Assets Owned by Significant Subsidiaries. The Borrower and the Significant Subsidiaries will at all times account for no less than 95% of the consolidated revenues and the consolidated tangible net worth (valued at the lesser of (a) fair market value or (b) book value) of the Borrower and its Subsidiaries taken as a whole.

         SECTION 7.2. Negative Covenants. The Borrower covenants and agrees with each Lender, the Letter of Credit Issuer and the Agents that until the Termination Date has occurred, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity except those business activities engaged in on the date of this Agreement (including the Permitted Business Activities) and activities reasonably incidental thereto.

         SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

                  (a) Indebtedness in respect of the Obligations;

                  (b) until the Closing Date, Indebtedness that is to be repaid in full as further identified in Item 7.2.2(b) of the Disclosure Schedule;

                  (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) of the Disclosure Schedule, and refinancing of such Indebtedness (including the existing Senior Notes), provided, that, (x) the principal amount (as such amount may have been reduced following the Effective Date) thereof is not increased, (y) the maturity date thereof is not shortened (or, in the case of a refinancing of the existing Senior Notes maturing March 1, 2005 the maturity shall not be earlier than October 1, 2005), and (z) the material terms thereof are not materially more onerous on the Borrower than the terms contained in the Indebtedness being refinanced (other than, in the case of a refinancing of the existing Senior Notes, terms relating to interest rates and call protection);

                  (d) unsecured Indebtedness (i) incurred in the ordinary course of business of the Borrower and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

                  (e) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Subsidiaries (provided, that such Indebtedness is incurred within 60 days of the acquisition of such property) and (iii) Capitalized Lease Liabilities;

                  (f) Indebtedness of any U.S. Subsidiary owing to the Borrower or any other Subsidiary;

                  (g) unsecured Indebtedness (not evidenced by a note or other instrument) of the Borrower owing to a Subsidiary that has previously executed and delivered to the Administrative Agent the Interco Subordination Agreement;

                  (h) unsecured Indebtedness of the Borrower incurred under the Existing Indenture having Permitted Indebtedness Provisions in an aggregate principal amount not to exceed $300,000,000 to the extent that the proceeds thereof are applied as set forth in Section 3.1.1(f);

                  (i) Indebtedness of the Borrower and its Subsidiaries in respect of the Replacement Revolving Facility;

                  (j) Indebtedness of the Borrower in respect of unsecured short-term commercial paper with maturity dates not in excess of 270 days and in an aggregate principal amount not to exceed $300,000,000; and

                  (k) unsecured Indebtedness of the Borrower or its Subsidiaries in a principal amount not to exceed $20,000,000 in the aggregate at any one time outstanding;

provided, however, that no Indebtedness otherwise permitted by clauses (c), (e),
(h), (i) and (k) shall be assumed, created or otherwise incurred if an Event of Default has occurred and is then continuing or would result therefrom.

         SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations;

                  (b) until the Closing Date, Liens securing payment of Indebtedness of the type described in clause (b) of Section 7.2.2;

                  (c)(i) Liens existing as of the Effective Date and disclosed in Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2 and (ii) Liens securing any extension, renewal or replacement of any obligations secured by any such Lien, provided, that, (x) in respect of Liens permitted pursuant to clause (c)(i) of this Section 7.2.3, no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Effective Date (as such Indebtedness may have been permanently reduced subsequent to the Effective Date), and (y) in respect of Liens permitted pursuant to clause (c)(ii) of this Section 7.2.3, such Lien shall only cover the same assets which originally secured the obligations being extended, renewed or replaced;

                  (d) Liens securing Indebtedness of the type permitted under clause (e) of Section 7.2.2; provided, that (i) such Lien is granted within 60 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

                  (e) Liens securing Indebtedness permitted by clause (i) of
         Section 7.2.2; provided, that, such Liens shall be equally and ratably secured with the Liens securing payment of the Obligations, on such terms and conditions as are reasonably satisfactory to the Administrative Agent.

                  (f) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (g) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

                  (h) judgment Liens in existence for less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;

                  (i) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

                  (j) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

                  (k) so long as no Event of Default has occurred and is continuing at the date of incurrence thereof, other Liens securing obligations not exceeding $10,000,000 in the aggregate at any one time outstanding.

         SECTION 7.2.4. Financial Condition and Operations. The Borrower will not permit any of the events set forth below to occur.

                  (a) The Borrower will not permit the Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                                                                 Leverage
                    Period                                         Ratio
                    ------                                       ---------
               10/01/00 - 12/30/01                               2.50:1.00
               12/31/01 - 12/30/02                               2.25:1.00
               12/31/02 - 12/30/03                               2.00:1.00
               12/31/03 - 12/30/04                               1.50:1.00
               12/31/04 and thereafter                           1.25:1.00

         The Leverage Ratio shall be reduced by increments of 0.25 effective as of the first day of each Fiscal Quarter for each reduction of the Conwood Judgment Amount on the Conwood Judgment Order Date by increments of $325,000,000 during the preceding Fiscal Quarter; provided, that, notwithstanding the foregoing, the Leverage Ratio shall not be reduced to less than 1.50:1.00 for any Fiscal Quarter ending prior to December 30, 2004 and to not less then 1.25:1.00 for any Fiscal Quarter ending thereafter.

                  (b) The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period to be less than 1.40:1.00.

         SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

                  (b) Cash Equivalent Investments;

                  (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (d) Investments permitted as Capital Expenditures pursuant to
         Section 7.2.7;

                  (e) Investments by way of contributions to capital or purchases of Capital Securities (i) by the Borrower in any Subsidiaries or by any Subsidiary in other Subsidiaries; provided, that the aggregate amount of Investments under this clause made by the Borrower and Guarantors in Subsidiaries that are not Guarantors shall not exceed $25,000,000 at any time, or (ii) by any Subsidiary in the Borrower;

                  (f) Investments constituting (i) accounts receivable arising,
         (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

                  (g) Investments constituting Permitted Acquisitions in an aggregate amount not to exceed $150,000,000 over the term of this Agreement; provided, that (i) such Investments shall result in the acquisition of a wholly owned U.S. Subsidiary and (ii) upon making such Investments, the provisions of Section 7.1.8 are complied with;

                  (h) Investments consisting of any deferred portion of the sales price received by the Borrower or any Subsidiary in connection with any Disposition permitted under Section 7.2.11;

                  (i) without duplication, Investments permitted as Indebtedness pursuant to clauses (f), and (g), of Section 7.2.2;

                  (j) other Investments in an amount not to exceed $50,000,000 over the term of this Agreement;

provided, however, that

                  (k) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

                  (l) Investments made in the ordinary course of the Borrower's business consisting of loans to officers, directors or employees of the Borrower or any U.S. Subsidiary in connection with the exercise of options in respect of employee stock option plans or other employee benefit plans shall be permitted hereunder; and

                  (m) no Investment otherwise permitted by clause (d), (e), (i),
         (g) or (j) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

         SECTION 7.2.6. Restricted Payments, etc. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than Restricted Payments made by Subsidiaries to the Borrower or wholly owned Subsidiaries; provided, however, this Section shall not prohibit the declaration or payment of dividends by the Borrower on its Capital Securities in each Fiscal Year at the Permitted Per Share Dividend Amount.

         SECTION 7.2.7. Capital Expenditures, etc. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year which aggregate in excess of the amount set forth below opposite such Fiscal Year:

                                                                     Capital
                     Fiscal Year                               Expenditure Amount
                   ---------------                             ------------------
                         2000                                       $75,000,000
                         2001                                       $75,000,000
                         2002                                       $75,000,000
                         2003                                       $75,000,000
                         2004                                       $75,000,000

Notwithstanding anything to the contrary contained in the foregoing, to the extent that Capital Expenditures made by the Borrower and its Subsidiaries during any Fiscal Year are less than the maximum amount permitted to be made for such Fiscal Year, such unused amount may be carried forward to any succeeding Fiscal Year and utilized to make Capital Expenditures in any such succeeding Fiscal Year.

         SECTION 7.2.8. No Prepayment of Certain Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to,

                  (a) except as provided in clause (c) of Section 7.2.2, make any payment or prepayment of principal of, or premium or interest on, any Senior Note or any Indebtedness issued or incurred pursuant to clause (h) of Section 7.2.2 (i) other than the stated, scheduled date for payment of interest set forth in the Existing Indenture, or (ii) which would violate the terms of this Agreement or the Existing Indenture;

                  (b) except as provided in clause (c) of Section 7.2.2, redeem, retire, purchase, defease or otherwise acquire any Senior Note; or

                  (c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes.

Furthermore, the Borrower or any Subsidiary will, to the extent relevant, designate the Obligations as "Designated Senior Debt" (or any analogous term) in any document or agreement related to the foregoing.

         SECTION 7.2.9. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person (each, a "Sale and Leaseback Transaction"), unless (x) the aggregate value of all property sold or transferred in respect of all Sale and Leaseback Transactions since the Closing Date does not exceed $10,000,000 over the term of this Agreement, and (y) each such Sale and Leaseback Transaction is valued at the greater of (A) fair market value or (B) book value.

         SECTION 7.2.10. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), except

                  (a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary (provided, however, that a Guarantor may only liquidate or dissolve into, or merge with and into, the Borrower or another Guarantor), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary (provided, however, that the assets or Capital Securities of any Guarantor may only be purchased or otherwise acquired by the Borrower or another Guarantor); and

                  (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may (to the extent permitted by clause (g) of Section 7.2.5) purchase all or substantially all of the assets or Capital Securities of any Person (or any division thereof), or acquire such Person by merger.

         SECTION 7.2.11. Permitted Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any of the Borrower's or such Subsidiaries' assets (including accounts receivable and Capital Securities of Subsidiaries) to any Person in one transaction or series of transactions unless:

                  (a) such Disposition is in the ordinary course of its business and constitutes inventory, or is, in the reasonable determination of the Borrower, obsolete, discontinued or worn-out property or otherwise property no longer used in its business;

                  (b) such Disposition is permitted by Section 7.2.10; or

                  (c)(i)(A) in the case of any Disposition other than a Disposition of the Wine Assets, such Disposition is for fair market value and the consideration received consists of no less than 75% in cash, and (B) in the case of a Disposition of the Wine Assets, such Disposition is for fair market value and the consideration received consists of cash and/or Registered Capital Securities (for the remaining portion of such consideration) subject to the provisions of
         Section 7.1.8, so long as on or prior to the first anniversary of the date of Disposition of the Wine Assets the Borrower shall make a mandatory deposit of $100,000,000 into the Qualified Settlement Fund and/or Collateral Account or make a prepayment of Loans in an aggregate principal amount of $100,000,000 pursuant to clause (g) of Section 3.1.1, and (ii) all assets or properties Disposed of pursuant to this clause (c) for the term of this Agreement, generated, produced, contributed to or accounted for, directly or indirectly, in the aggregate to the EBITDA of the Borrower (calculated on the basis of the four Fiscal Quarter period immediately preceding such date of Disposition), no more than an amount equal to 10% of the EBITDA of the Borrower and its Subsidiaries for Fiscal Year 2000 and (iii) the Net Disposition Proceeds from such Disposition are applied pursuant to Sections 3.1.1 and 3.1.2.

         SECTION 7.2.12. Modification of Certain Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in, the Existing Indenture (together with the Senior Notes)

         SECTION 7.2.13. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates (other than the Borrower or its Significant Subsidiaries), unless such arrangement, transaction or contract (i) is on fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate and (ii) is of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person that is not one of its Affiliates.

         SECTION 7.2.14. Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting

                  (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;

                  (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

                  (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to (i) restrictions contained in any Loan Document or (ii) in the case of clause (a), any agreement governing any Indebtedness permitted by clause (e) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness, (iii) the incurrence of Indebtedness permitted pursuant to clauses (e) and (h) of Section 7.2.2, (iv) Liens permitted pursuant to clause (i) of Section 7.2.3, and (v) any covenant contained under the terms and conditions of the Replacement Revolving Facility in form and substance substantially identical to Section 7.2.3.

         SECTION 7.2.15. Preferred Stock. The Borrower shall not issue any Capital Securities which are subject to mandatory redemption, sinking fund requirement or mandatory purchase on or prior to October 1, 2005.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations.

         (a) The Borrower shall default in the payment or prepayment when due of

                  (i) any principal of any Loan, or any Letter of Credit Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.4; or

                  (ii) any interest on any Loan, any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of three Business Days after such amount was due.

         (b) The Borrower shall default in any obligation under this Agreement to deposit any amounts into the Qualified Settlement Fund or the Collateral Account.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance or observance of any of its obligations under clauses (d) and (e) of Section 7.1.1, Section 7.1.7 or Section
7.2 or any Obligor shall default in the due performance or observance of its obligations under (i) Articles III and IV of the Subsidiary Guaranty, (ii) Articles III and IV of a Security Agreement, (iii) Articles IV and V of the Collateral Account Agreement, or (iv) Articles IV and V of the Account Control Agreement.

         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

         SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Significant Subsidiaries having a principal or stated amount, individually or in the aggregate, in excess of $25,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

         SECTION 8.1.6. Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $25,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Borrower or any of its Significant Subsidiaries and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

         SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $25,000,000 in the aggregate for all Pension Plans; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

         SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

         SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Significant Subsidiaries shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided, that the Borrower and each Significant Subsidiary hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower or any Significant Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Significant Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided, that the Borrower and each Significant Subsidiary hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. Impairment of Security, etc. Any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto or any Lien granted thereunder and secured by collateral in excess of $10,000,000 shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

         SECTION 8.1.11. Adverse Tax Determination. A final non-appealable determination by a court that amounts paid or to be paid in respect of the Conwood Judgment are not deductible by the Borrower for federal income tax purposes (or the filing by the Borrower of a federal tax return in which no deduction is claimed for amounts paid by the Borrower in respect of the Conwood Judgement during the period covered by such return (unless a deduction had been previously claimed by Borrower in respect of such amounts).

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Letter of Credit Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Obligor shall automatically and immediately be obligated to Cash Collateralize the Letter of Credit.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.9 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Letter of Credit Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to Cash Collateralize the Letter of Credit.

                                   ARTICLE IX
                                   THE AGENTS

         SECTION 9.1. Actions. Each Lender hereby appoints Scotiabank as its Administrative Agent and GS as the Syndication Agent under and for purposes of each Loan Document. Each Lender authorizes the Administrative Agent and the Syndication Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by such Agent (with respect to which such Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according to such Lender's proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of any Loan Document (including attorneys' fees), and as to which such Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from such Agent's gross negligence or wilful misconduct. No Agent shall be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of an Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrower) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.

         SECTION 9.3. Exculpation. Neither Agent nor any of its directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by an Agent shall not obligate it to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 9.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which, other than in the case of the appointment of a 364 Day Revolving Loan Lender or a Lender with outstanding Term A Loans, shall be reasonably acceptable to the Borrower and shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; provided, however, that if such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and Section 10.3 and Section 10.4 shall continue to inure to its benefit.

         SECTION 9.5. Loans by Scotiabank and GS. Each of Scotiabank and GS shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. Each of Scotiabank and GS and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Scotiabank or GS, as the case may be, were not an Agent hereunder.

         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agents and each other Lender, and based on such Lender's review of the financial information of the Borrower, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agents and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

         SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

         SECTION 9.8. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by the Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and the Borrower to the contrary, the Administrative Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate

Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

         SECTION 9.9. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received a written notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Waivers, Amendments, etc. The provisions of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

                  (a) modify this Section without the consent of all Lenders;

                  (b) increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments, extend the final Commitment Termination Date of Credit Extensions made (or participated in) by a Lender or extend the final Stated Maturity Date for any Lender's Loan, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

                  (c) reduce the principal amount of or rate of interest on any Lender's Loan, reduce any fees described in Article III payable to any Lender or extend the date on which interest or fees are payable in respect of such Lender's Loans, in each case without the consent of such Lender;

                  (d) reduce the percentage set forth in the definition of "Required Lenders" or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

                  (e) increase the stated amount of the Letter of Credit unless consented to by the Letter of Credit Issuer;

                  (f) except as otherwise expressly provided in a Loan Document, release (i) the Borrower from its Obligations under the Loan Documents or any Guarantor from its obligations under a Guaranty or (ii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders;

                  (g) affect adversely the interests, rights or obligations of an Agent (in its capacity as an Agent) or the Letter of Credit Issuer (in its capacity as Letter of Credit Issuer), unless consented to by such Agent, and the Letter of Credit Issuer, as the case may be; or

                  (h) reduce the amount of prepayment premiums payable to Lenders making Term B Loans pursuant to clause (b) of Section 3.1.1 (or modify the dates with respect to which prepayments of Term B Loans require such prepayment premiums), or amend, modify or waive the application of deposits and prepayments described in clauses (b) and
         (c) of Section 3.1.2, in each case without the consent of the majority of the Lenders directly and adversely affected thereby.

No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2. Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Borrower or the Administrative Agent, at its address or facsimile number set forth below its signature in this Agreement, and if to a Lender or the Letter of Credit Issuer to the applicable Person at its address or facsimile number set forth on Schedule II hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.

         SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Agents (including the reasonable fees and out-of-pocket expenses of Mayer, Brown & Platt, counsel to the Agents and of local counsel, if any, who may be retained by or on behalf of the Agents) in connection with

                  (a) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

                  (b) the filing or recording of any Loan Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Effective Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and

                  (c) the preparation and review of the form of any document or instrument relevant to any Loan Document.

The Borrower further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Notes. The Borrower also agrees to reimburse each Secured Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to each Secured Party) incurred by such Secured Party in connection with (x) the negotiation of any restructuring or "work-out" with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, the Borrower hereby indemnifies, exonerates and holds each Secured Party, each Co-Lead Arranger, each joint book runner, the Syndication Agent and each of their respective officers, directors, employees, investment advisors, trustees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the transaction contemplated hereby;

                  (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that any such action is resolved in favor of such Indemnified Party);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary;

                  (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary); or

                  (g)  Replacement Revolving Credit Facility;

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

         SECTION 10.6. Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

         SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Agents and each Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.

         SECTION 10.9. Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN THE LETTER OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THE LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns;

provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the consent of all Lenders.

         SECTION 10.11. Sale and Transfer of Credit Extensions; Participations in Credit Extensions Notes. Each Lender may assign, or sell participations in, its Loans, the Letter of Credit and Commitments to one or more other Persons in accordance with this the terms set forth below.

         SECTION 10.11.1. Assignments. Any Lender, pursuant to a Lender Assignment Agreement,

                  (a) with the consent of the Borrower and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and, which consent, in the case of the Borrower, shall not be required during the continuation of a Default; provided, however, that the Administrative Agent and the Borrower may withhold such consent in their sole discretion to an assignment to a Person not satisfying the credit ratings set forth in clause (f)) may at any time assign and delegate to one or more Eligible Assignees); and

                  (b) upon notice to the Borrower and the Administrative Agent, and upon the Administrative Agent's consent (such consent not to be unreasonably delayed or withheld), may assign and delegate to any of its Affiliates, any Related Fund or to any other Lender;

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's Term Loans, 364 Day Revolving Loans, 364 Day Revolving Loan Commitment and Three Year Loan Commitment in a minimum aggregate amount of $1,000,000 in the case of assignments to Assignee Lender's other than such Lender's Affiliates, any Related Fund or any other Lender (or, if less, the entire remaining amount of such Lender's Term Loans, 364 Day Revolving Loans, 364 Day Revolving Loan Commitment and Three Year Loan Commitment); provided, however, that with respect to assignments solely of (i) 364 Day Revolving Loans and the 364 Day Revolving Loan Commitment, the assigning Lender must assign a pro-rata portion of such Loans and such Commitment and (ii) the Three Year Loan Commitment, assignments must be made pro rata between the participation interest purchased by each Three Year Loan Lender pursuant to Section 2.6.2 and the Three Year Loan Commitment); provided, further, that, notwithstanding anything to the contrary contained in this Section 10.11.1, with respect to assignments solely of the Three Year Loan Commitment, the consent of the Administrative Agent (in consultation with GS) and, on or prior to the Letter of Credit Draw Date, the Letter of Credit Issuer, shall be required for all assignments permitted hereunder, including, assignments to Affiliates, any Related Fund, or any other Lender (which consents shall be at such Administrative Agent's and Letter of Credit Issuer's sole discretion). Each Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with a Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (c) notice of such assignment and delegation, together with
         (i) payment instructions, (ii) the Internal Revenue Service forms or other statements contemplated or required to be delivered pursuant to
         Section 4.6, if applicable, and (iii) addresses and related information with respect to such Assignee Lender, shall have been delivered to the Borrower and the Administrative Agent by such Person by whom such assignment and delegation is made (the "Assignor Lender") and such Assignee Lender;

                  (d) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

                  (e) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement and such assignment is registered with Register pursuant to clause (b) of Section 2.7, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender under the Loan Documents, and (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents but shall continue to be entitled to the benefits of the provisions of this Agreement which by their terms survive the Termination Date. Within five Business Days after its receipt of notice that the Administrative Agent has received and accepted an executed Lender Assignment Agreement (and if requested by the Assignee Lender), but subject to clause (c), the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitments and, if the Assignor Lender has retained Loans and Commitments hereunder (and if requested by such Lender), a replacement Note in the principal amount of the Loans and Commitments retained by the Assignor Lender hereunder (such Note to be in exchange for, but not in payment of, the Note then held by such Assignor Lender). Each such Note shall be dated the date of the predecessor Note. The Assignor Lender shall mark each predecessor Note "exchanged" and deliver each of them to the Borrower. Accrued interest on that part of each predecessor Note evidenced by a new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of each predecessor Note evidenced by a replacement Note shall be paid to the Assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such Assignor Lender or such Assignee Lender must also pay a processing fee in the amount of $3,500 to the Administrative Agent upon delivery of any Lender Assignment Agreement; provided, that no such processing fee shall be required in connection with any such assignment and delegation (i) by a Lender to its Affiliate or to a Related Fund,
(ii) by a Lender to a Federal Reserve Bank (or, if such Lender is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee) or (iii) if the non-payment of the processing fee is otherwise consented to in writing by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section shall be null and void. Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of the Borrower or the Administrative Agent) pledge its Loans to (a) a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (b) in the case of any Lender which is a fund that invests in loans, any trustee or any other representative of holders of obligations owed or securities issued by such Lender as security for such obligations or securities; provided, that, no such pledge or assignment shall (x) release any Lender from any of its obligations hereunder or (y) substitute any such pledgee or assignee for such Lender as a party hereto.

                  (f) In the event that S&P or Moody's, shall, after the date that any Person becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB- or Baa3, respectively, or the equivalent, then the Borrower and the Letter of Credit Issuer shall each have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with a financial institution (a "Replacement Lender") acceptable to the Borrower and the Administrative Agent and the Letter of Credit Issuer (such consents not to be unreasonably withheld or delayed; provided, that no such consent shall be required if the Replacement Lender is an existing Lender), and upon any such downgrading of any Lender's long-term certificate of deposit rating, each such Lender hereby agrees to transfer and assign (in accordance with Section 10.11.1) all of its Commitments and other rights and obligations under the Loan Documents (including Letter of Credit Reimbursement Obligations) to such Replacement Lender; provided, however, that (i) such assignment shall be without recourse, representation or warranty (other than that such Lender owns the Commitments, Loans and Notes being assigned, free and clear of any Liens) and (ii) the purchase price paid by the Replacement Lender shall be in the amount of such Lender's Loans and its Percentage of outstanding Letter of Credit Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts (if any) demanded and unreimbursed under Sections 4.2, 4.3, 4.5, 4.6, 10.3 and 10.4, which shall be paid by the Borrower), owing to such Lender hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement.

         SECTION 10.11.2. Participations. Any Lender may sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                  (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations under any Loan Document;

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                  (c) each Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under each Loan Document;

                  (d) no Participant, unless such Participant is an Affiliate or Related Fund of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action under any Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (a), (b), (c) or (f) of Section
         10.1 with respect to Obligations participated in by such Participant;

                  (e) the Borrower shall not be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold; and

                  (f) such Lender shall, as agent of the Borrower solely for the purpose of this Section, record in book entries maintained by such Lender the name of its Participants and the amount such Participants are entitled to receive in respect of any participating interests sold pursuant to this Section.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 7.1.1, 10.3 and 10.4, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to Section 4.3, 4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on the Borrower for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

         SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Agents, the Letter of Credit Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.13. Confidentiality. In handling all information furnished to, or obtained by, the Administrative Agent and the Lenders pursuant to this Agreement, the Administrative Agent and each Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information received hereunder except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of the Administrative Agent in connection with their present or prospective business relations with the Borrower, (ii) to prospective transferees, assignees or purchasers of an interest in the Loans and/or Commitments who have agreed in writing to be bound by the confidentiality provisions hereof and to any direct or indirect contractual counterparties (or the professional advisors thereto) in agreements or arrangements evidencing Hedging Obligations; provided, that such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.13, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order, provided that the Administrative Agent and each Lender shall, to the extent it would not be unlawful, use reasonable efforts to afford the Borrower the opportunity to contest any such rule, order or subpoena and (iv) as may be required in connection with the examination, audit or similar investigation of the Administrative Agent or any Lender.

         SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, THE LETTER OF CREDIT ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT

IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

         SECTION 10.15. Waiver of Jury Trial. THE AGENTS, EACH LENDER, THE LETTER OF CREDIT ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, SUCH LENDER, THE LETTER OF CREDIT ISSUER OR THE BORROWER IN CONNECTION THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, EACH LENDER AND THE LETTER OF CREDIT ISSUER ENTERING INTO THE LOAN DOCUMENTS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers there unto duly authorized as of the day and year first above written.

                                    UST INC.


                                    By:
                                       -----------------------------------------
                                       Title:

                                    Address: 100 West Putnam Avenue
                                             Greenwich, Connecticut 06830

                                    Facsimile No.: (202) 863-7260

                                    Attention:


                                    THE BANK OF NOVA SCOTIA,
                                      as Administrative Agent


                                    By:
                                       -----------------------------------------
                                       Title:

                                    Address: One Liberty Plaza
                                             New York, New York 10006

                                    Facsimile No.: (212) 225-5090

                                    Attention:

                                    GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                      as Syndication Agent


                                    By:
                                       -----------------------------------------
                                       Title:

                                    Address: 85 Broad Street
                                             New York, New York 10004

                                    Facsimile No.: (212) 902-3000

                                    Attention:

                                    CREDIT LYONNAIS, NEW YORK BRANCH
                                      as Co-Documentation Agent


                                    By:
                                       -----------------------------------------
                                       Title:


                                    THE FUJI BANK, LIMITED
                                      as Co-Documentation Agent


                                    By:
                                       -----------------------------------------
                                       Title:



                                    LENDERS:

                                    THE BANK OF NOVA SCOTIA


                                    By:
                                       -----------------------------------------
                                       Title:


                                    GOLDMAN SACHS CREDIT PARTNERS L.P.


                                    By:
                                       -----------------------------------------
                                       Title:


                                    [NAME OF LENDER]


                                    By:
                                       -----------------------------------------
                                       Title:


                                    [NAME OF LENDER]

                                    By:
                                       -----------------------------------------
                                       Title:


                                    [NAME OF LENDER]

                                    By:
                                       -----------------------------------------
                                       Title:


                                    [NAME OF LENDER]


                                    By:
                                       -----------------------------------------
                                       Title:

                                      -103-